                         WASHINGTON CENTRE SHOPS, L.P.
                                  (Mortgagor)


                                      and

                CREDIT SUISSE FIRST BOSTON MORTGAGE CAPITAL LLC
                                  (Mortgagee)




                         MORTGAGE, ASSIGNMENT OF LEASES
                        AND RENTS AND SECURITY AGREEMENT


                         Dated: As of November 7, 1997


                               PROPERTY LOCATION:
                               Sewell, New Jersey






               DOCUMENT PREPARED BY AND WHEN RECORDED, RETURN TO:

                            Jeffrey A. Altabef, Esq.
                         Cadwalader, Wickersham & Taft
                                100 Maiden Lane
                            New York, New York 10038



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                               TABLE OF CONTENTS

Granting Clause One............................................................1
Granting Clause Two............................................................2
Granting Clause Three..........................................................2
Granting Clause Four...........................................................2
Granting Clause Five...........................................................3
Granting Clause Six............................................................3
Granting Clause Seven..........................................................3
Granting Clause Eight..........................................................3

                                     PART I

                               GENERAL PROVISIONS

1.  Payment of Debt and Incorporation of Covenants, Conditions and Agreements..4
2.  Warranty of Title..........................................................4
3.  Insurance .................................................................4
4.  Casualty  .................................................................6
5.  Payment of Taxes, Etc. ....................................................8
6.  Tax and Insurance Impound Fund; Replacement Escrow Fund ...................9
7.  Condemnation .............................................................11
8.  Leases and Rents .........................................................13
9.  Maintenance and Use of Mortgaged Property ................................15
10. Transfer or Encumbrance of the Mortgaged Property ........................16
11. Representations and Covenants Concerning the Borrower and Property .......20
12. Single Purpose Entity/Separateness .......................................27
13. Estoppel Certificates and No Default Affidavits ..........................29
14. Controlling Agreement ....................................................29
15. Changes in Laws Regarding Taxation .......................................30
16. No Credits on Account of the Debt ........................................30
17. Documentary Stamps .......................................................30
18. Books and Records ........................................................30
19. Performance of Other Agreements ..........................................32


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20. Further Acts, Etc. .......................................................33
21. Recording of Mortgage, Etc. ..............................................33
22. Reporting Requirements ...................................................33
23. Events of Default ........................................................34
24. Late Payment Charge ......................................................35
25. Right To Cure Defaults ...................................................35
26. Additional Remedies ......................................................36
27. Right of Entry ...........................................................39
28. Security Agreement .......................................................39
29. Actions and Proceedings ..................................................40
30. Waiver of Setoff and Counterclaim ........................................41
31. Contest of Certain Claims ................................................41
32. Recovery of Sums Required to be Paid .. ..................................41
33. Marshalling and Other Matters ............................................42
34. Hazardous Substances .....................................................42
35. Asbestos .................................................................43
36. Environmental Monitoring..................................................43
37. Handicapped Access .......................................................44
38. Indemnification ..........................................................45
39. Notices...................................................................46
40. Authority ................................................................46
41. Waiver of Notice .........................................................46
42. Remedies of Mortgagor.....................................................47
43. Sole Discretion of Mortgagee .............................................47
44. Non-Waiver................................................................47
45. No Oral Change ...........................................................47
46. Liability.................................................................47
47. Inapplicable Provisions...................................................48
48. Headings, Etc ............................................................48
49. Duplicate Originals ......................................................48
50. Definitions ..............................................................48
51. Homestead ................................................................48


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52. Assignments ..............................................................48
53. Waiver of Jury Trial .....................................................48
54. Recourse Provisions ......................................................49
55. Defeasance ...............................................................51
56. Cash Management Agreement ................................................53
57. Miscellaneous.............................................................54
58. Management of the Mortgaged Property .....................................56
59. Sale of Notes and Securitization .........................................56
60. Servicer .................................................................57
61. Letter of Credit .........................................................57

                                    PART II

                           STATE SPECIFIC PROVISIONS


62. Conflicts.................................................................59
63. Future Remedies ..........................................................59
64. Fixture Filing ............ ..............................................59
65. Hazardous Substances .....................................................59
66. Continuing Enforcement of Mortgage........................................62
67. Mortgagor Acknowledgment .................................................62
68. Mortgage Modification ....................................................62

                                   EXHIBIT A

                               LEGAL DESCRIPTION

              THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND SECURITY AGREEMENT (the "Mortgage"), made as of November 7, 1997, by Washington Centre Shops, L.P., a Delaware limited partnership, having its principal place of business at 2900 Westchester Avenue, Purchase, New York 10577 ("Mortgagor"), and to Credit Suisse First Boston Mortgage Capital LLC, a Delaware limited liability company ("Mortgagee"), having its principal office at 11 Madison Avenue, New York, New York 10010.

                             W I T N E S S E T H:

              To secure the payment of an indebtedness in the original principal sum of SIX MILLION TWO HUNDRED THOUSAND and no/100 Dollars ($6,200,000.00), lawful money of the United States of America, to be paid with interest according to a certain mortgage note of even date herewith made by Mortgagor to Mortgagee (the mortgage note together with all extensions, renewals or modifications thereof being hereinafter collectively called the "Note", and the loan evidenced by the Note hereinafter being referred to as the "Loan") and all other sums due hereunder, under the other Loan Documents (hereinafter defined) and under the Note (said indebtedness and interest due under the Note and all other sums due hereunder under the Note and the other Loan Documents being hereinafter collectively referred to as the "Debt"), Mortgagor has mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, warranted, pledged, assigned, and hypothecated and by these presents does hereby mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, assign and hypothecate unto Mortgagee, the real property described in Exhibit A attached hereto (the "Premises") and the buildings, structures, fixtures, additions, enlargements, extensions, modifications, repairs, replacements and improvements now or hereafter located thereon (the "Improvements");

              TOGETHER WITH: all right, title, interest and estate of Mortgagor now owned, or hereafter acquired, in and to the following property, rights, interests and estates (the Premises, the Improvements, and such property, rights, interests and estates hereinafter described are collectively referred to herein as the "Mortgaged Property"):

                              GRANTING CLAUSE ONE

              All easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, sewer rights, water, water courses, water rights and powers, air rights and development rights, all rights to oil, gas, minerals, coal and other substances of any kind or character, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Premises and the Improvements and the reversion and reversions, remainder and remainders, and all land lying in the bed of any street, road, highway, alley or avenue, opened, vacated or proposed, in front of or adjoining the Premises, to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtsey and rights of curtsey, property, possession, claim and demand whatsoever, both at law and in equity, of

Mortgagor of, in and to the Premises and the Improvements and every part and parcel thereof, with the appurtenances thereto;

                              GRANTING CLAUSE TWO

               All machinery, furniture, furnishings, equipment, computer software and hardware, fixtures (including, without limitation, all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature, whether tangible or intangible, whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, and usable in connection with the present or future operation and occupancy of the Premises and the Improvements and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which-Mortgagor has or shall have an interest, now or hereafter located upon the Premises and the Improvements, or appurtenant thereto, or usable in connection with the present or future operation, enjoyment and occupancy of the Premises and the Improvements (hereinafter collectively referred to as the "Equipment"), including any leases of any of the foregoing, any deposits existing at any time in connection with any of the foregoing, and the proceeds of any sale or transfer of the foregoing, and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any "security interests" as defined in the Uniform Commercial Code, as adopted and enacted by the State or States where any of the Mortgaged Property is located (the "Uniform Commercial Code"), superior in lien to the lien of this Mortgage;

                             GRANTING CLAUSE THREE

               Awards or payments, including interest thereon, that may heretofore and hereafter be made with respect to the Premises and the Improvements, whether from the exercise of the right of eminent domain or condemnation (including, without limitation, any transfer made in lieu of or in anticipation of the exercise of said rights), or for a change of grade, or for any other injury to or decrease in the value of the Premises and Improvements;

                             GRANTING CLAUSE FOUR

               All leases and other agreements or arrangements heretofore or hereafter entered into affecting the use, enjoyment or occupancy of, or the conduct of any activity upon or in, the Premises and the Improvements, including any extensions, renewals, modifications or amendments thereof (the "Leases") and all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Mortgagor or its agents or employees from any and all sources arising from or attributable to the Premises and the Improvements (the "Rents"), together with all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt;

                             GRANTING CLAUSE FIVE

              All proceeds of and any unearned premiums on any insurance policies covering the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property;

                              GRANTING CLAUSE SIX

              The right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of Mortgagee in the Mortgaged Property;

                             GRANTING CLAUSE SEVEN

              All accounts, escrows, documents, instruments, chattel paper, claims, deposits and general intangibles, as the foregoing terms are defined in the Uniform Commercial Code, and all franchises, trade names, trademarks, symbols, service marks, books, records, plans, specifications, designs, drawings, permits, consents, licenses, management agreements, contract rights (including, without limitation, any contract with any architect or engineer or with any other provider of goods or services for or in connection with any construction, repair, or other work upon the Mortgaged Property), approvals, actions, refunds of real estate taxes and assessments (and any other governmental impositions related to the Mortgaged Property), and causes of action that now or hereafter relate to, are derived from or are used in connection with the Mortgaged Property, or the use, operation, maintenance, occupancy or enjoyment thereof or the conduct of any business or activities thereon (hereinafter collectively referred to as the "Intangibles"); and

                             GRANTING CLAUSE EIGHT

              All proceeds, products, offspring, rents and profits from any of the foregoing, including, without limitation, those from sale, exchange, transfer, collection, loss, damage, disposition, substitution or replacement of any of the foregoing.

              TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, forever;

              PROVIDED, HOWEVER, these presents are upon the express condition that, if Mortgagor shall well and truly pay to Mortgagee the Debt at the time and in the manner provided in the Note and this Mortgage and shall well and truly abide by and comply with each and every covenant and condition set forth herein, in the Note and in the other Loan Documents (hereinafter defined) in a timely manner, these presents and the estate hereby granted shall cease, terminate and be void;

              AND Mortgagor represents and warrants to and covenants and agrees with Mortgagee as follows:

                                    PART I

                              GENERAL PROVISIONS

               1. Payment of Debt and Incorporation of Covenants, Conditions and Agreements. Mortgagor shall pay the Debt at the time and in the manner provided in the Note and in this Mortgage. All the covenants, conditions and agreements contained in (a) the Note and (b) all and any of the documents including the Note and this Mortgage now or hereafter executed by Mortgagor and/or others and by or in favor of Mortgagee, which evidences, secures or guarantees all or any portion of the payments due under the Note or otherwise is executed and/or delivered in connection with the Note and this Mortgage (the "Loan Documents") are hereby made a part of this Mortgage to the same extent and with the same force as if fully set forth herein.

               2. Warranty of Title. Mortgagor warrants that Mortgagor has good, marketable and insurable title to the Mortgaged Property and has the full power, authority and right to execute, deliver and perform its obligations under this Mortgage and to encumber, mortgage, give, grant, bargain, sell, alienate, enfeoff, convey, confirm, pledge, assign and hypothecate the same and that Mortgagor possesses an unencumbered fee estate in the Premises and the Improvements and that it owns the Mortgaged Property free and clear of all liens, encumbrances and charges whatsoever except for those exceptions shown in the title insurance policy insuring the lien of this Mortgage (the "Permitted Exceptions") and that this Mortgage is and will remain a valid and enforceable first lien on and security interest in the Mortgaged Property, subject only to said exceptions. Mortgagor shall forever warrant, defend and preserve such title and the validity and priority of the lien of this Mortgage and shall forever warrant and defend the same to Mortgagee against the claims of all persons whomsoever.

               3. Insurance

               (a) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall obtain and maintain during the entire term of this Mortgage (the "Term") policies of insurance against loss or damage by fire, lightning and such other perils as are included in a standard "all-risk" endorsement, and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Improvements and Equipment, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan, and (iii) such amount that the insurer would not deem Mortgagor a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation, and shall have a deductible no greater than $25,000.00 unless so agreed by Mortgagee.

               (b) Mortgagor, at its sole cost and expense, for the mutual benefit of Mortgagor and Mortgagee, shall also obtain and maintain during the Term the following policies of insurance:

                  (i) Flood insurance if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Loan or the maximum limit of coverage available with respect to the Improvements and Equipment under said Program, whichever is less.

                  (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000 and $2,000,000 in the aggregate for any policy year.
In addition, at least $5,000,000 excess and/or umbrella liability insurance shall be obtained and maintained for any and all claims, including all legal liability imposed upon Mortgagor and all court costs and attorneys' fee incurred in connection with the ownership, operation and maintenance of the Mortgaged Property.

                  (iii) Rental loss and/or business interruption insurance in an amount equal to the greater of (A) estimated gross revenues for eighteen
(18) months from the operations of the Mortgaged Property or (B) the projected operating expenses (including debt service) for twelve (12) months for the maintenance and operation of the Mortgaged Property. The amount of such insurance shall be increased from time to time during the Term as and when new Leases and renewal Leases are entered into and the Rents increase or the estimate of (or the actual) gross revenue, as may be applicable, increases.

                  (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in the Improvements (without exclusion for explosions), to the extent that such items now or hereafter exist upon the Mortgaged Property, in an amount at least equal to the outstanding principal amount of the Note or $2,000,000, whichever is less.

                  (v) If the Mortgaged Property includes commercial property, worker's compensation insurance with respect to any employees of Mortgagor, as required by any governmental authority or legal requirement.

                  (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the Mortgaged Property insuring against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Mortgagee may request, in form and substance acceptable to Mortgagee.

                  (vii) Ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction.

                  (viii) Such other insurance as may from time to time be reasonably required by Mortgagee in order to protect its interests.

               (c) All policies of insurance (the "Policies") required pursuant to this paragraph: (i) shall be issued by companies approved by Mortgagee and licensed to do business in the state where the Mortgaged Property is located, with a claims paying ability rating of "A" or better by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc.; (ii) shall name Mortgagee and its successors and/or assigns as their interest may appear as the beneficiary/mortgagee; (iii) shall contain a non-contributory standard mortgagee clause and a Mortgagee's loss payable endorsement or their equivalents, naming Mortgagee as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Mortgagee; (v) shall be maintained throughout the Term without cost to Mortgagee; (vi) shall be assigned and the originals delivered to Mortgagee;
(vii) shall contain such provisions as Mortgagee deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Mortgagor, Mortgagee nor any other party shall be a co-insurer under said Policies and that Mortgagee shall receive at least thirty
(30) days prior written notice of any modification, reduction or cancellation; and (viii) shall be satisfactory in form and substance to Mortgagee and shall be approved by Mortgagee as to amounts, form, risk coverage, deductibles, loss payees and insureds. Mortgagor shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Mortgagee evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Mortgagee (provided, however, that Mortgagor is not required to furnish such evidence of payment to Mortgagee in the event that such Insurance Premiums have been paid by Mortgagee pursuant to Paragraph 6 hereof). If Mortgagor does not furnish such evidence and receipts at least thirty (30) days prior to the expiration of any expiring Policy, then Mortgagee may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Mortgagor agrees to reimburse Mortgagee for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Mortgagee, Mortgagor shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Mortgagee, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices.

               4. Casualty

               (a) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (an "Insured Casualty"), Mortgagor shall give prompt notice thereof to Mortgagee. Following the occurrence of an Insured Casualty, Mortgagor, regardless of whether insurance proceeds are available, shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Mortgagee in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Mortgagor to Mortgagee upon-demand.

               (b) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

                  (i) In the event of an Insured Casualty that does not exceed the lesser of (a) $500,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, Mortgagor may settle and adjust any claim without the consent of Mortgagee and agree with the insurance company or companies on the amount to be paid upon the loss; provided that such adjustment is carried out in a competent and timely manner. In such case, Mortgagor is hereby authorized to collect and receipt for any such insurance proceeds.

                  (ii) In the event an Insured Casualty shall exceed the lesser of (a) $500,000.00 or (b) ten percent (10%) of the then outstanding principal balance of the Note, then and in that event, Mortgagee may settle and adjust any claim without the consent of Mortgagor and agree with the insurance company or companies on the amount to be paid on the loss and the proceeds of any such policy shall be due and payable solely to Mortgagee and held in escrow by Mortgagee in accordance with the terms of this Mortgage.

                  (iii) In the event of an Insured Casualty where the loss is in an aggregate amount less than sixty percent (60%) of the original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within twelve (12) months and prior to Anticipated Repayment Date (as defined in the Note) to an economic unit not materially less valuable (including an assessment of the impact of the termination of any Leases due to such Insured Casualty) and not less useful than the same was prior to the Insured Casualty, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default (as hereinafter defined) shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the net proceeds of insurance made available pursuant to the terms hereof.

                  (iv) Except as provided above, the proceeds of insurance collected upon any Insured Casualty shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Insured Casualty, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred, then the Mortgagor shall pay to Mortgagee an additional amount equal to the Yield Maintenance Premium (hereinafter defined), if any, that would be required under Paragraph 55 hereof if Defeasance Collateral (hereinafter defined) was to be purchased by Mortgagor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments.

                  (v) In the event Mortgagor is entitled to reimbursement out of insurance proceeds held by Mortgagee, such proceeds shall be disbursed from time to time (with respect to requests in excess of $10,000, as work is performed and payment is due) upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding, (2) fiends or, at Mortgagee's option, assurances satisfactory to Mortgagee that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other reasonable evidences of cost, payment and performance as Mortgagee may reasonably require and approve. Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Mortgagee prior to commencement of work. In the event that Mortgagor is required to deliver the plans and specifications to the Mortgagee for its approval, Mortgagor shall submit to Mortgagee a request for consent stating in bold 12 point (or larger) type that failure to respond to such request within fourteen (14) Business Days shall be deemed approval of the proposed plans and specifications. In the event that Mortgagee shall be unwilling to grant consent to any proposed plans and specifications, Mortgagee will give written notice to Mortgagor within fourteen (14) Business Days of Mortgagor's request setting forth the reasons for its refusal to consent. Mortgagee's failure to respond to a request for consent within fourteen (14) Business Days after Mortgagee's receipt of the request and of materials and information set forth above, or such further material and information that Mortgagee shall reasonably request, shall be deemed approval. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the cost of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall be paid to the Mortgagor.

               5. Payment of Taxes. Etc, Mortgagor shall pay all taxes, assessments, water rates and sewer rents, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Taxes") and all ground rents, maintenance charges, other impositions, and other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof (the "Other Charges") as the same become due and payable. Mortgagor will deliver to Mortgagee receipts for payment or other evidence satisfactory to Mortgagee that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Mortgagor shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Mortgaged Property, and shall promptly pay for all utility services provided to the Mortgaged Property. Mortgagor shall furnish to Mortgagee receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Mortgagor is not required to furnish such receipts for payment of Taxes is the event that such Taxes have been paid for by Mortgagee pursuant to Paragraph 6 hereof).

               6. Tax and Insurance Impound Fund: Replacement Escrow Fund:
Leasing Escrow Fund.

               (a) Mortgagor shall pay to Mortgagee on the eleventh day of each calendar month (a) one-twelfth of the Taxes that Mortgagee estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Mortgagee sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Mortgagee estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Mortgagee sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Impound Fund"). The Tax and Insurance Impound Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Mortgagor to Mortgagee. Mortgagee will apply the Tax and Insurance Impound Fund to payments of Taxes and Insurance Premiums required to be made by Mortgagor pursuant to Paragraphs 3 and 5 hereof. In making any payment relating to the Tax and Insurance Impound Fund, Mortgagee may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Impound Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Paragraphs 3 and 5 hereof, Mortgagee shall, in its sole discretion, return any excess to Mortgagor or credit such excess against future payments to be made to the Tax and Insurance Impound Fund. In allocating such excess, Mortgagee may deal with the person shown on the records of Mortgagee to be the owner of the Mortgaged Property. If at any time Mortgagee determines that the Tax and Insurance Impound Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Mortgagee shall notify Mortgagor of such determination and Mortgagor shall increase its monthly payments to Mortgagee by the amount that Mortgagee estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or expiration of the Policies, as the case may be. The Tax and Insurance Impound Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Tax and Insurance Impound Fund shall be and become part of such Tax and Insurance Impound Fund and shall be disbursed as provided in this Paragraph 6(a). Until expended or applied as above provided, any amounts in the Tax and Insurance Impound Fund shall constitute additional security for the Debt. The Tax and Insurance Impound Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee. No earnings or interest on the Tax and Insurance Impound Fund shall be payable to Mortgagor. If Mortgagee so elects at any time, Mortgagor shall provide, at Mortgagor's expense, a tax service contract for the Term issued by a tax reporting agency acceptable to Mortgagee. If Mortgagee does not so elect, Mortgagor shall reimburse Mortgagee for the cost of making annual tax searches throughout the Term.

               (b) Mortgagor shall pay to Mortgagee on the eleventh day of each calendar month the sum of One Thousand One Hundred Sixty Six and 66/100 Dollars ($1,166.66) which shall be deposited with and held by Mortgagee for replacement and repairs required to be made to the Mortgaged Property during the calendar year and for any other work approved by Mortgagee ("Replacement Escrow Fund"). Mortgagee may in its reasonable discretion reassess its estimate of the amount necessary for the Replacement Escrow Fund from time to time and in its discretion, and may adjust the monthly amounts required to be deposited into the Replacement Escrow Fund by thirty (30) days notice to Mortgagor. Mortgagee shall make disbursements from the Replacement Escrow Fund as requested by Mortgagor, and approved by Mortgagee in its sole discretion, no more frequently than once in any thirty (30) day period of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Mortgagee for requests in excess of $10,000.00, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs of items in excess of $10,000.00 for which reimbursement is sought. The Replacement Escrow Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Replacement Escrow Fund shall be and become part of such Replacement Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). Until expended or applied as above provided, the Replacement Escrow Fund shall constitute additional security for the Debt. The Replacement Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee.

               (c) Mortgagor shall pay to Mortgagee on the eleventh day of each calendar month one-twelfth of $50,000, which shall be deposited with and held by Mortgagee for tenant improvement and leasing commission obligations incurred following the date hereof (the "Leasing Escrow Fund") until the amount on deposit in the Leasing Escrow Fund equals $150,000 (the "Maximum Balance"). In the event that the amount on deposit in the Leasing Escrow Fund, after achieving the Maximum Balance, decrease below the Maximum Balance then the Mortgagee shall resume making monthly deposits as otherwise required pursuant to this Paragraph 6(c). In addition, Mortgagor shall pay to Mortgagee for deposit in the Leasing

Escrow Fund all funds received by Mortgagor from tenants in connection with the cancellation of any Leases (excluding the return of unamortized leasehold improvement advances), including, but not limited to, any cancellation fees, penalties, leasing commissions or other charges. Mortgagor hereby pledges to Mortgagee any and all monies now or hereafter deposited in the Leasing Escrow Fund as additional' security for the payment of the Debt. Mortgagee may reassess its estimate of the monthly amount necessary to be deposited into the Leasing Escrow Fund and, upon notice to Mortgagor, Mortgagor shall be required to deposit into the Leasing Escrow Fund each month such reassessed amount. Mortgagee shall make disbursements from the Leasing Escrow Fund for expenses reasonably incurred by Mortgagor for new Leases and renewals of Leases entered into by Mortgagor in accordance with the provisions of Paragraph 8 below. All such expenses shall be approved by Mortgagee in its reasonable discretion. Mortgagee shall make disbursements as requested by Mortgagor on a quarterly basis in increments of no less than $5,000.00 upon delivery by Mortgagor of Mortgagee's standard form of draw request accompanied by copies of paid invoices for the amounts requested for tenant improvements and leasing commissions, the newly executed Lease (taking into account the existing market conditions), extension, renewal, or modification, with terms commensurate with the expired Lease, and, if required by Mortgagee, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Mortgagee may require an inspection of the Mortgaged Property at Mortgagor's reasonable expense prior to making a quarterly disbursement in order to verify completion of improvements for which reimbursement is sought. The Leasing Escrow Fund shall be held in an interest bearing account in Mortgagee's name at a financial institution selected by Mortgagee in its sole discretion. All earnings or interest on the Leasing Escrow Fund shall be and become part of such Leasing Escrow Fund and shall be disbursed as provided in this Paragraph 6(b). Until expended or applied as above provided, the Leasing Escrow Fund shall constitute additional security for the Debt. The Leasing Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by Mortgagee.

               (d) Mortgagor hereby pledges to Mortgagee and grants to Mortgagee a security interest in any and all monies now or hereafter deposited in the Tax and Insurance Impound Fund, the Replacement Escrow Fund and the Leasing Escrow Fund as additional security for the payment of the Debt. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then present in the Tax and Insurance Impound Fund, the Replacement Escrow Fund and/or the Leasing Escrow Fund to thaw payment of the Debt in any order in its sole discretion.

               7. Condemnation. Mortgagor shall promptly give Mortgagee written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Mortgagee copies of any and all papers served in connection with such Condemnation. The Mortgagee hereby acknowledges that it has received notice of a present proposed condemnation of an eight (8) foot wide strip of the Mortgaged Property as shown on the survey delivered in connection with the origination of the Loan (such proposed condemnation the "Proposed Street Widening"). Following the occurrence of a Condemnation, Mortgagor, regardless of whether an Award (hereinafter defined) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

               (a) Mortgagee is hereby irrevocably appointed as Mortgagor's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("Award") for any taking accomplished through a Condemnation (a "Taking") and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Mortgage. Notwithstanding any Taking by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Taking), Mortgagor shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Mortgage and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Mortgagee to expenses of collecting the Award and to discharge of the Debt. Mortgagee shall not be limited to the interest paid on the Award by the condemning authority but shall continue to be entitled to receive interest at the rate or rates provided in the Note for the Loan. Mortgagor shall cause any Award that is payable to Mortgagor to be paid directly to Mortgagee.

               (b) In the event of any Condemnation where the Award is in an aggregate amount less than sixty percent (60%) of the outstanding original principal balance of the Note, and if, in the reasonable judgment of Mortgagee, the Mortgaged Property can be restored within twelve (12) months and prior to the Anticipated Repayment Date to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Debt, then, if no Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses incurred by Mortgagee) shall be applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to Condemnation, in the manner set forth below. Mortgagor hereby covenants and agrees to commence and diligently to prosecute such restoring, repairing, replacing or rebuilding; provided always, that Mortgagor shall pay all costs (and if required by Mortgagee, Mortgagor shall deposit the total thereof with Mortgagee in advance) of such restoring, repairing, replacing or rebuilding in excess of the Award made available pursuant to the terms hereof.

               (c) Except as provided above, the Award collected upon any Condemnation shall, at the option of Mortgagee in its sole discretion, be applied to the payment of the Debt or applied to reimburse Mortgagor for the cost of restoring, repairing, replacing or rebuilding the Mortgaged Property or part thereof subject to the Condemnation, in the manner set forth below. Any such application to the Debt shall be without any prepayment consideration except that if an Event of Default, or an event with notice and/or the passage of time would constitute an Event of Default, has occurred then the Mortgagor shall pay to Mortgagee an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Paragraph 55 hereof if Defeasance Collateral was to be purchased by Mortgagor. Any such application to the Debt shall be applied to those payments of principal and interest last due under the Note but shall not postpone or reduce any payments otherwise required pursuant to the Note other than such last due payments. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by Mortgagee of such Award, Mortgagee shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Debt.

               (d) In the event Mortgagor is entitled to reimbursement out of the Award received by Mortgagee, such proceeds shall be disbursed from time to time upon Mortgagee being furnished with (1) evidence satisfactory to it of the estimated cost of completion of the restoration, repair, replacement and rebuilding resulting from such condemnation, (2) funds or, at Mortgagee's option, assurances satisfactory to Mortgagee that such fiends are available, sufficient in addition to the proceeds of the Award to complete the proposed restoration, repair, replacement and rebuilding, and (3) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Mortgagee may reasonably require and approve; and Mortgagee may, in any event, require that all plans and specifications for such restoration, repair, replacement and rebuilding be submitted to and reasonably approved by Mortgagee prior to commencement of work. In the event that Mortgagor is required to deliver the plans and specifications to the Mortgagee for its approval, Mortgagor shall submit to Mortgagee a request for consent stating in bold 12 point (or larger) type that failure to respond to such request within fourteen (14) Business Days shall be deemed approval of the proposed plans and specifications. In the event that Mortgagee shall be unwilling to grant consent to any proposed plans and specifications, Mortgagee will give written notice to Mortgagor within fourteen (14) Business Days of Mortgagor's request setting forth the reasons for its refusal to consent. Mortgagee's failure to respond to a request for consent within fourteen (14) Business Days after Mortgagee's receipt of the request and of materials and information set forth above, or such further material and information that Mortgagee shall reasonably request, shall be deemed approval. No payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in hands of Mortgagee, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Mortgagee by or on behalf of Mortgagor for that purpose, shall be at least sufficient in the reasonable judgment of Mortgagee to pay for the costs of completion of the restoration, repair, replacement or rebuilding, free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Mortgagee after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Mortgagee, be retained by Mortgagee and applied to payment of the Debt.

               8. Leases and Rents.

               (a) Mortgagor does hereby absolutely and unconditionally assign to Mortgagee, all Mortgagor's right, title and interest in all current and future Leases and Rents, it being intended by Mortgagor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only. Such assignment to Mortgagee shall not be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise impose any obligation upon Mortgagee. Mortgagor agrees to execute and deliver to Mortgagee such additional instruments, in form and substance satisfactory to Mortgagee, as may hereafter be requested by Mortgagee to further evidence and confirm such assignment. Nevertheless, subject to the terms of this paragraph, Mortgagee grants to Mortgagor a revocable license to operate and manage the Mortgaged Property and to collect the Rents. Mortgagor shall hold the Rents, or a portion thereof, sufficient to discharge all current sums due on the Debt, in trust for the benefit of Mortgagee for use in the payment of such sums. Upon an Event of Default, without the need for notice or demand, the license granted to Mortgagor herein shall automatically be revoked, and Mortgagee shall immediately be entitled to possession of all Rents, whether or not Mortgagee enters upon or takes control of the Mortgaged Property. Mortgagee is hereby granted and assigned by Mortgagor the right, at its option, upon revocation of the license granted herein, to enter upon the Mortgaged Property in person, by agent or by court-appointed receiver to collect the Rents. Any Rents collected after the revocation of the license may be applied toward payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper.

               (b) All Leases shall provide that they are subordinate to this Mortgage and that the tenant agrees to attorn to Mortgagee. Except as described in the rent roll (the "Rent Roll") delivered to the Mortgagee in connection with the closing of the Loan, none of the Leases shall contain any option to purchase, any right of first refusal to lease or purchase or any right to terminate the lease term on the part of the tenant thereunder (except in the event of the destruction of all or substantially all of the Mortgaged Property). Leases executed after the date hereof shall not contain any provisions which adversely affect the Mortgaged Property or which might adversely affect the rights of any holder of the Loan without the prior written consent of Mortgagee. Each tenant shall conduct business only in that portion of the Mortgaged Property covered by its lease. Upon request, Mortgagor shall furnish Mortgagee with executed copies of all Leases.

               (c) Mortgagor shall not, without the prior consent of Mortgagee
(i) enter into any Lease of all or any part of the Mortgaged Property in excess of 5,000 rentable square feet (a "Major Lease"), (ii) cancel, terminate, abridge or otherwise modify the terms of any Major Lease, or accept a surrender thereof, (iii) consent to any assignment of or subletting under any Major Lease not in accordance with its terms, (iv) cancel, terminate, abridge or otherwise modify any guaranty of any Major Lease or the terms thereof, (v) accept prepayments of installments of Rents for a period of more than one (1) month in advance or (vi) further assign the whole or any part of the Leases or the Rents. In addition to the foregoing, Mortgagor shall not (A) lease all or any part of the Mortgaged Property, (B) cancel, terminate, abridge or otherwise modify the terms of any Lease, or accept a surrender thereof, (C) consent to any assignment of or subletting under any Lease not in accordance with its terms or (D) cancel, terminate, abridge or otherwise modify any guaranty of any Lease or the terms thereof unless such actions are exercised for a commercially reasonable purpose in length transactions for market rate terms.

               (d) Mortgagor (i) shall observe and perform all the obligations imposed upon the lessor under the Leases and shall not do or permit to be done anything to impair the value of the Leases as security for the Debt; (ii) shall promptly send copies to Mortgagee of all notices of default which Mortgagor shall send or receive thereunder; (iii) shall enforce all the terms, covenants and conditions contained in the Leases upon the part the lessee thereunder to be observed or performed, short of termination thereof; (iv) shall not collect any of the Rents more than one (1) month in advance; (v) shall not execute any other assignment of the lessor's interest in the Leases or the Rents; (vi) shall use its commercially reasonable efforts to deliver to Mortgagee, upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee, provided that Mortgagor shall not be required to deliver such certificates more frequently than one (1) time in any calendar year; and (vii) shall execute and deliver at the request of Mortgagee all such further assurances, confirmations and assignments in connection with the Mortgaged Property as Mortgagee shall from time to time require.

               (e) All security deposits of tenants, whether held in cash or any other form, shall not be commingled with any other funds of Mortgagor and, if cash, shall be deposited by Mortgagor at such commercial or savings bank or banks, or otherwise held in compliance with applicable law, as may be reasonably satisfactory to Mortgagee. It is hereby agreed by Mortgagee that The Chase Manhattan Bank, N.A., First Union National Bank, Merrill Lynch International Bank Limited and the Bank of New York are satisfactory to Mortgagee for purposes of the preceding sentence. Any bond or other instrument which Mortgagor is permitted to hold in lieu of cash security deposits under any applicable legal requirements shall be maintained in full force and effect in the full amount of such deposits unless replaced by cash deposits as hereinabove described, shall be issued by an institution reasonably satisfactory to Mortgagee, shall, if permitted pursuant to any legal requirements, name Mortgagee as payee or mortgagee thereunder (or at Mortgagee's option, be fully assignable to Mortgagee) and shall, in all respects, comply with any applicable legal requirements and otherwise be reasonably satisfactory to Mortgagee. Mortgagor shall, upon request, provide Mortgagee with evidence reasonably satisfactory to Mortgagee of Mortgagor's compliance with the foregoing. Following the occurrence and during the continuance of any Event of Default, Mortgagor shall, upon Mortgagee's request, if permitted by any applicable legal requirements, turn over to Mortgagee the security deposits (and any interest theretofore earned thereon) with respect to all or any portion of the Mortgaged Property, to be held by Mortgagee subject to the terms of the Leases.

               9. Maintenance and Use of Mortgaged Property. Mortgagor shall cause the Mortgaged Property to be maintained in a good and safe condition and repair. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment) without the consent of Mortgagee. Mortgagor shall promptly comply with all laws, orders and ordinances affecting the Mortgaged Property, or the use thereof. Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property that is destroyed by any casualty, or becomes damaged, worn or dilapidated or that is affected by any proceeding of the character referred to in Paragraph 7 hereof and shall complete and pay for any structure at any time in the process of construction or repair on the Premises. Mortgagor shall not initiate, join in, acquiesce in, or consent to any change in any private restrictive covenant, zoning law or other public or private restriction, limiting or defining the uses which may be made of the Mortgaged Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Mortgaged Property is or shall become a nonconforming use, Mortgagor will not cause or permit such nonconforming use to be discontinued or abandoned without the express written consent of Mortgagee. Mortgagor shall not (i) change the use of the Mortgaged Property, (ii) permit or suffer to occur any waste on or to the Mortgaged Property or to any portion thereof or (iii) take any steps whatsoever to convert the Mortgaged Property, or any portion thereof, to a condominium or cooperative form of ownership. Mortgagor will not install or permit to be installed on the Premises any underground storage tank.

        10. Transfer or Encumbrance of the Mortgaged Property.

            (a) Mortgagor acknowledges that Mortgagee has examined and relied on the creditworthiness and experience of Mortgagor in owning and operating properties such as the Mortgaged Property in agreeing to make the Loan, and that Mortgagee will continue to rely on Mortgagor's ownership of the Mortgaged Property as a means of maintaining the value of the Mortgaged Property as security for repayment of the Debt. Mortgagor acknowledges that Mortgagee has a valid interest in maintaining the value of the Mortgaged Property so as to ensure that, should Mortgagor default in the repayment of the Debt, Mortgagee can recover the Debt by a sale of the Mortgaged Property. Mortgagor shall not, without the prior written consent of Mortgagee, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Mortgaged Property or any part thereof, or permit the Mortgaged Property or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.

            (b) A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer within the meaning of this Paragraph 10 shall be deemed to include
(i) an installment sales agreement wherein Mortgagor agrees to sell the Mortgaged Property or any part thereof for a price to be paid in installments;
(ii) an agreement by Mortgagor leasing all or a substantial part of the Mortgaged Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Mortgagor's right, title and interest in and to any Leases or any Rents;
(iii) if Mortgagor, Guarantor or any general partner or managing member of Mortgagor or Guarantor is a corporation, the voluntary or involuntary sale, conveyance or transfer of such corporation's stock (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders or any change in the control of such corporation; (iv) if Mortgagor, any Guarantor or any general partner of Mortgagor or any Guarantor is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a general partner, managing partner, joint venturer or the transfer, assignment or pledge of any ownership interest of any general partner, managing partner or joint venturer in Mortgagor or the transfer, assignment or pledge of any ownership interest in any general partner, managing partner or joint venturer; or (v) if Mortgagor or any Guarantor is a limited partnership or limited liability company, the voluntary or involuntary sale, conveyance, transfer or pledge of any limited partnership interests or membership interests or the creation or issuance of new limited partnership interests or membership interests, by which an aggregate of more than 30% of such limited partnership interests or membership interests are held by, or pledged to, parties who are not currently limited partners or members.

            (c) Mortgagee shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Mortgagor's sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property without Mortgagee's consent. This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property regardless of whether voluntary or not, or whether or not Mortgagee has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property.

            (d) Mortgagee's consent to one sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property shall not be deemed to be a waiver of Mortgagee's right to require such consent to any future occurrence of same. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Mortgaged Property made in contravention of this paragraph shall be null and void and of no force and effect.

            (e) Mortgagor agrees to bear and shall pay or reimburse Mortgagee on demand for all reasonable expenses (including, without limitation, reasonable attorneys' fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Mortgagee in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

            (f) Mortgagee's consent to the sale or transfer of the Mortgaged Property will not be unreasonably withheld after consideration of all relevant factors, provided that:

            (i) no Event of Default or event which with the giving of notice or the passage of time would constitute an Event of Default shall have occurred and remain uncured;

            (ii) the proposed transferee ("Transferee") shall be a reputable entity or person of good character, creditworthy, with sufficient financial worth considering the obligations assumed and undertaken, as evidenced by financial statements and other information reasonably requested by Mortgagee;

            (iii) the Transferee and its property manager shall have sufficient experience in the ownership and management of properties similar to the Mortgaged Property, and Mortgagee shall be provided with reasonable evidence thereof (and Mortgagee reserves the right to approve the Transferee without approving the substitution of the property manager);

            (iv) Mortgagee shall have recommendations in writing from the Rating Agencies to the effect that such transfer will not result in a requalification, reduction or withdrawal of any current securities rating assigned in a Securitization. The term "Rating Agencies" as used herein shall mean each of Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., Duff and Phelps Credit Rating Co. and Fitch Investors Service, L.P., or any other nationally-recognized statistical rating agency which has been approved by Mortgagee;

            (v) the Transferee shall have executed and delivered to Mortgagee an assumption agreement in form and substance acceptable to Mortgagee, evidencing such Transferee's agreement to abide and be bound by the terms of the Note, this Mortgage and the other Loan Documents, together with such legal opinions and title insurance endorsements as may be reasonably requested by Mortgagee; and

            (vi) Mortgagee shall have received an assumption fee equal to one percent (1%) of the Debt on the date of such assumption and the payment of, or reimbursement for, all costs and expenses incurred by Mortgagee in connection with such assumption (including reasonable attorneys' fees and costs).

            (g) Notwithstanding anything to the contrary contained in this paragraph 10, holders of interests in Mortgagor (or holders of interests in any entity directly or indirectly holding an interest in Mortgagor) as of the date of this Mortgage (the "Interest Holders") shall have the right to transfer their interest in Mortgagor (or any entity directly or indirectly holding an interest in Mortgagor) without Mortgagee's consent to members of their immediate family and other Interest Holders; provided, however, that (1) after taking into account any prior transfers pursuant to this paragraph 10, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee owning in the aggregate (directly, indirectly or beneficially) more than 49% of the interests in Mortgagor (or any entity directly or indirectly holding an interest in Mortgagor), or (y) a transfer in the aggregate of more than 49% of the interests in Mortgagor as of the date hereof, (2) no such transfer of interest shall result in a change of control of Mortgagor or the day to day operations of the Mortgaged Property, (3) Mortgagor shall give Mortgagee notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) business days prior to the date of such transfer; (4) no Event of Default has occurred and remains uncured; and (5) the legal and financial structure of Mortgagor after such transfer and its shareholders or members and the single purpose nature of Mortgagor and any shareholders satisfy Mortgagee's then current applicable underwriting criteria and requirements including, without limitation, the requirement at the request of Mortgagee, to deliver evidence reasonably satisfactory to Mortgagee that the single purpose nature of Mortgagor following such transfer is in accordance with the standards of two of the Rating Agencies or, if a Secondary Market Transaction (hereinafter defined) has occurred, the Rating Agencies rating the Secondary Market Transaction such that the Mortgaged Property continues to be owned by a single purpose entity. For purposes of the foregoing, an "immediate family member" shall mean a parent, spouse or a child of any Interest Holder. For the purposes of this paragraph 10, a change of control of Mortgagor shall be deemed to have occurred if there is any change in the identity of the individual or group of individuals who have the right, by virtue of the articles of organization, the operating agreement or any other agreement, with or without taking any formative action, to cause Mortgagor to take some action or to block Mortgagor from taking some action which, in either case, Mortgagor could take or could refrain from taking were it not for the rights of such individuals.

            (h) Notwithstanding anything to the contrary contained in this Paragraph 10, Interest Holders shall have the right to transfer their interest in Mortgagor (or any entity directly or indirectly holding an interest in Mortgage) to another person or entity who is not an Interest Holder, without Mortgagee's consent and Mortgagor shall not be required to pay the assumption fee otherwise required pursuant to this Paragraph 10; provided, however, that:

                  (i) after taking into account any prior transfers pursuant to this sentence, whether to the proposed transferee or otherwise, no such transfer (or series of transfers) shall result in (x) the proposed transferee, together with all members of his/her immediate family or any affiliates thereof, owning in the aggregate (directly, indirectly or beneficially) more than 30% of the interests in Mortgagor (or any entity directly or indirectly holding an interest in Mortgagor), or (y) a transfer in the aggregate of more than 30% of the interests in Mortgagor as of the date hereof;

                  (ii) no such transfer of interest shall result in a change of control of Mortgagor or the day to day operations of the Mortgaged Property;

                  (iii) Mortgagor shall give Mortgagee notice of such transfer together with copies of all instruments effecting such transfer not less than ten (10) days prior to the date of such transfer;

                  (iv)  no Event of Default has occurred and remains uncured;
                        and

                  (v) the legal and financial structure of Mortgagor after such transfer and its shareholders, partners or members and the single purpose nature and bankruptcy remoteness of Mortgagor and its shareholders, partners or members satisfies Mortgagee's then current applicable underwriting criteria and requirements, including without limitation the requirement at the request of Mortgagee to deliver written confirmations from the Rating Agencies that such transfer or series of transfers will not result in a qualification, downgrade or withdrawal of the then applicable ratings.

            11. Representations and Covenants Concerning the Mortgagor and Property. Mortgagor represents, warrants and covenants as follows:

            (a) Organization and Existence. Mortgagor is duly organized and validly existing as a limited partnership in good standing under the laws of Delaware and in all other jurisdictions in which Mortgagor is transacting business. Mortgagor has the power and authority to execute, deliver and perform the obligations imposed on it under the Loan Documents and to consummate the transactions contemplated by the Loan Documents.

            (b) Authorization. Mortgagor has taken all necessary actions for the authorization of the borrowing on account of the Loan and for the execution and delivery of the Loan Documents, including, without limitation, that those partners of Mortgagor whose approval is required by the terms of Mortgagor's organizational documents have duly approved the transactions contemplated by the Loan Documents and have authorized execution and delivery thereof by the respective signatories. To the best of Mortgagor's knowledge, no other consent by any local, state or federal agency is required in connection with the execution and delivery of the Loan Documents.

            (c) Valid Execution and Delivery. All of the Loan Documents requiring execution by Mortgagor have been duly and validly executed and delivered by Mortgagor.

            (d) Enforceability. All of the Loan Documents constitute valid, legal and binding obligations of Mortgagor and are fully enforceable against Mortgagor in accordance with their terms by Mortgagee and its successors, transferees and assigns, subject only to bankruptcy laws and general principles of equity.

            (e) No Defenses. The Note, this Mortgage and the other Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense, nor would the operation of any of the terms of the Note, this Mortgage or any of the other Loan Documents, or the exercise of any right thereunder, render this Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury.

            (f) Defense of Usurer. Mortgagor knows of no facts that would support a claim of usury to defeat or avoid its obligation to repay the principal of, interest on, and other sums or amounts due and payable under, the Loan Documents.

            (g) No Conflict/Violation of Law. The execution, delivery and performance of the Loan Documents by the Mortgagor will not cause or constitute a default under or conflict with the organizational documents of Mortgagor, any Guarantor or any general partner or managing member of Mortgagor or any Guarantor. The execution, delivery and performance of the obligations imposed on Mortgagor under the Loan Documents will not cause Mortgagor to be in default, including after due notice or lapse of time or both, under the provisions of any agreement, judgment or order to which Mortgagor is a party or by which Mortgagor is bound.

            (h) Compliance with & Applicable Laws and Regulations. All of the Improvements and the use of the Mortgaged Property comply with, and shall remain in compliance with, all applicable statutes, rules, regulations and private covenants now or hereafter relating to the ownership, construction, use or operation of the Mortgaged Property, including all applicable statutes, rules and regulations pertaining to requirements for equal opportunity, anti-discrimination, fair housing, environmental protection, zoning and land use. The Improvements comply with, and shall remain in compliance with, applicable health, fire and building codes. There is no evidence of any illegal activities relating to controlled substances on the Mortgaged Property. All certifications, permits, licenses and approvals, including, without limitation, certificates of completion and occupancy permits required for the legal use, occupancy and operation of the Mortgaged Property as a shopping center have been obtained and are in full force and effect. All of the Improvements comply with all material requirements of any applicable zoning and subdivision laws and ordinances.

            (i) Consents Obtained. All consents, approvals, authorizations, orders or filings with any court or governmental agency or body, if any, required for the execution, delivery and performance of the Loan Documents by Mortgagor have been obtained or made.

            (j) No Litigation. There are no pending actions, suits or proceedings, arbitrations or governmental investigations against the Mortgaged Property, an adverse outcome of which would materially affect the Mortgagor's performance under the Note, the Mortgage or the other Loan Documents.

            (k) Tide. The Mortgagor has good and marketable fee simple title to the Mortgaged Property, and good title to the Equipment, subject to no liens, charges or encumbrances other than the Permitted Exceptions. The possession of the Mortgaged Property has been peaceful and undisturbed and title thereto has not been disputed or questioned to the best of Mortgagor's knowledge

            (i) Permitted Exceptions. The Permitted Exceptions do not and will not materially and adversely affect (1) the ability of the Mortgagor to pay in full the principal and interest on the Note in a timely manner or (2) the use of the Mortgaged Property for the use currently being made thereof, the operation of the Mortgaged Property as currently being operated or the value of the Mortgaged Property.

            (m) First Lien. Upon the execution by the Mortgagor and the recording of this Mortgage, and upon the execution and filing of UCC-1 financing statements or amendments thereto, the Mortgagee will have a valid first lien on the Mortgaged Property and a valid security interest in the Equipment subject to no liens, charges or encumbrances other than the Permitted Exceptions.

            (n) ERISA. The Mortgagor has made and shall continue to make all required contributions to all employee benefit plans, if any, and the Mortgagor has no knowledge of any material liability which has been incurred by the Mortgagor which remains unsatisfied for any taxes or penalties with respect to any employee benefit plan or any multi-employer plan, and each such plan has been administered in compliance with its terms and the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any other federal or state law.

            (o) Contingent Liabilities. The Mortgagor has no known material contingent liabilities.

            (p) No Other Obligations: The Mortgagor has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Mortgagor is a party or by which the Mortgagor or the Mortgaged Property is otherwise bound, other than obligations incurred in the ordinary course of the operation of the Mortgaged Property and other than obligations under this mortgage and the other Loan Documents.

            (q) No Other Debt. The Mortgagor has not borrowed or received other debt financing that has not been heretofore repaid in full.

            (r) Fraudulent Conveyance. The Mortgagor (1) has not entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor and (2) received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the Loans contemplated by the Loan Documents, the fair saleable value of the Mortgagor's assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed the Mortgagor's total liabilities, including, without limitation, subordinated, unliquidated, disputed or contingent liabilities. The fair saleable value of the Mortgagor's assets is and will, immediately following the execution and delivery of the Loan Documents, be greater than the Mortgagor's probable liabilities, including the maximum amount of its contingent liabilities or its debts as such debts become absolute and matured. The Mortgagor's assets do not and, immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Mortgagor does not intend to, and does not believe that it will, incur debts and liabilities (including, without limitation, contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of the Mortgagor).

            (s) Investment Company Act. The Mortgagor is not (1) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (2) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

            (t) Access/Utilities. The Mortgaged Property has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary to the continued use and enjoyment of the mortgaged property as presently used and enjoyed are located in the public right-of-way abutting the mortgaged property, and all such utilities ace connected so as to serve the mortgaged property without passing over other property. All roads necessary for the full utilization of the mortgaged property for its current purpose have been completed and dedicated to public use and accepted by all governmental authorities or are the subject of access easements for the benefit of the mortgaged property:

            (u) Taxes Paid. Mortgagor has filed all federal, state, county and municipal tax returns required to have been filed by Mortgagor, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Mortgagor, and Mortgagor has no knowledge of any basis for additional assessment with respect to such taxes.

            (v) Single Tax Lot. The Premises consists of a single lot or multiple tax lots; no portion of said tax lot(s) covers property other than the Premises or a portion of the Premises and no portion of the Premises lies in any other tax lot.

            (w) Special Assessments. Except as disclosed in the title insurance policy, there are no pending or, to the knowledge of the Mortgagor, proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor, to the knowledge of the Mortgagor, are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

            (x) Flood Zone. The Mortgaged Property is not located in a flood hazard area as defined by the Federal Insurance
                  Administration.

            (y) Seismic Exposure. The Premises are not located Zone 3 or Zone 4 of the "Seismic Zone Map of the U.S.".

            (z) Misstatements of Fact. No statement of fact made in the Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no fact presently known to the Mortgagor which has not been disclosed which adversely affects, nor as far as the Mortgagor can foresee, might adversely affect the business, operations or condition (financial or otherwise) of the representing party.

            (aa) Condition of Improvements. The Mortgaged Property has not been damaged by fire, water, wind or other cause of loss or any previous damage to the Mortgaged Property has been fully restored.

            (bb) No Insolvency or Judgment. Neither Mortgagor, nor any general partner of Mortgagor is currently (a) the subject of or a party to any completed or pending bankruptcy, reorganization or insolvency proceeding; or (b) the subject of any judgment unsatisfied of record or docketed in any court of the state in which the Mortgaged Property is located or in any other court located in the United States. The purposed Loan will not render the Mortgagor nor any general partner of Mortgagor insolvent. As used in this Certificate, the term "insolvent" means that the sum total of all of an entity's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of all such entity's non-exempt assets, i.e., all of the assets of the entity that are available to satisfy claims of creditors.

            (cc) No Condemnation. No part of any property subject to the Mortgage has been taken in condemnation or other like proceeding to an extent which would impair the value of the Mortgaged Property, the Mortgage or the Loan or the usefulness of such property for the purposes contemplated by the loan application relating to the Loan (the "Loan Application"), nor is any proceeding pending, threatened or known to be contemplated for the partial or total condemnation or taking of the Mortgaged Property other than the Proposed Street Widening.

            (dd) No Subordinate Financing. Except as otherwise expressly approved by Mortgagee in writing, no part of any property subject to the Mortgage is, or will become, subject to a second mortgage, deed of trust or other type of subordinate lien.

            (ee) No Labor or Materialmen Claims. All parties furnishing labor and materials have been paid in full and, except for such liens or claims insured against by the policy of title insurance to be issued in connection with the Loan, there are no mechanics', laborers' or materialmens' liens or claims outstanding for work, labor or materials affecting the Mortgaged Property, whether prior to, equal with or subordinate to the lien of the Mortgage.

            (ff) No Purchase Options. No tenant, person, party, firm, corporation or other entity has an option to purchase the Mortgaged Property, any portion thereof or any interest therein.

            (gg) Leases. The Mortgaged Property is not subject to any Leases other than the Leases described in the rent roll delivered to Mortgagee in connection with this Mortgage. No person has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of the Leases. As of the date hereof, (i) the Mortgagor is the owner and holder of the landlord's interest under each Lease; (ii) there are no prior assignments of any Lease or any portion of Rents which are presently outstanding and have priority over the Assignment of Leases and Rents (the "Assignment of Leases and Rents"), dated the date hereof, given by Mortgagor to Mortgagee and intended to be duly recorded; (iii) with respect to new Leases entered into after the date hereof, such Leases shall be on the standard form of lease approved by Mortgagee and have not been modified or amended, except as disclosed to Mortgagee in writing on the date hereof; (iv) each Lease is in full force and effect; (v) neither Mortgagor nor any tenant (unless otherwise noted on the Rent Roll) under any Lease is in default under any of the terms, covenants or provisions of the Lease, and Mortgagor knows of no event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease; (vi) there are no offsets or defenses to the payment of any portion of the Rents; and (vii) all Rents due and payable under each Lease (unless otherwise noted on the Rent Roll) have been paid in full and no said Rents have been paid more than one
                  (1) month in advance of the due dates thereof.

            (hh) Appraisal. All requirements and conditions of the appraisal of the Property submitted to Mortgagee as part of the Loan Application, upon which the value of the Mortgaged Property was conditioned, have been fully satisfied.

            (ii) Boundary Lines. All of the Improvements which were included in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property, and no easements or other encumbrances upon the Premises encroach upon any of the Improvements, so as to affect the value or marketability of the Mortgaged Property except those which are insured against by title insurance.

            (jj) Survey. The survey of the Mortgaged Property delivered to Mortgagee in connection with this Mortgage, has been performed by a duly licensed surveyor or registered professional engineer in the jurisdiction in which the Mortgaged Property is situated, is certified to the Mortgagee, its successors and assigns, and the title insurance company, and is in accordance with the most current minimum standards for title surveys as determined by the American Land Title Association, with the signature and seal of a licensed engineer or surveyor affixed thereto, and does not fail to reflect any material matter affecting the Mortgaged Property or the title thereto.

            (kk) Forfeiture. There has not been and shall never be committed by Mortgagor or any other person in occupancy of or involved with the operation or use of the Mortgaged Property any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of Mortgagor's obligations under any of the Loan Documents.

            (ll) Management Agreement. The Management Agreement dated August 1, 1996 (the "Management Agreement") between Mortgagor and Bryant Development Corporation, Inc. ("Manager") pursuant to which Manager operates the Mortgaged Property is in full force and effect and there is no default or violation by any party thereunder. The fee due under the Management Agreement, and the terms and provisions of the Management Agreement, are subordinate to this Mortgage and Manager shall attorn to Mortgagee. Mortgagor shall not terminate, cancel, modify, renew or extend the Management Agreement, or enter into any agreement relating to the management or operation of the Mortgaged Property with Manager or any other party without the express written consent of Mortgagee, which consent shall not be unreasonably withheld. If at any time Mortgagee consents to the appointment of a new Manager, such new Manager and Mortgagor shall, as a condition of Mortgagee's consent, execute a Consent and Agreement of Manager in the form then used by Mortgagee.

            (mm) No Broker. No financial advisors, brokers, underwriters, placement agents, agents or finders have been dealt with by the Mortgagor in connection with the Loan other than Houlihan-Parnes Realtors, LLC.

            12. Single Purpose Entity & Separateness. Mortgagor represents, warrants and covenants as follows:

                (a) Mortgagor does not own and will not own any asset or property other than (i) the Mortgaged Property, and (ii) incidental personal property necessary for the ownership or operation of the Mortgaged Property.

                (b) Mortgagor will not engage in any business other than the ownership, management and operation of the Mortgaged Property and Mortgagor will conduct and operate its business as presently conducted and operated.

                (c) Mortgagor will not enter into any contract or agreement with any affiliate of the Mortgagor, any constituent party of Mortgagor, any guarantor (a "Guarantor") of the Debt or any part thereof or any affiliate of any constituent party or Guarantor, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

                (d) Mortgagor has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (i) the Debt, (ii) trade and operational debt incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances, and (iii) debt incurred in the financing of equipment and other personal property used on the Premises. No indebtedness other than the Debt may be secured (subordinate or pari passu) by the Mortgaged Property.

                (e) Mortgagor has not made and will not make any loans or advances to any third party (including any affiliate or constituent party, any Guarantor or any affiliate of any constituent party or Guarantor), and shall not acquire obligations or securities of its affiliates.

                (f) Mortgagor is and will remain solvent and Mortgagor will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

                (g) Mortgagor has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Mortgagor will not, nor will Mortgagor permit any constituent party or Guarantor to amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, certificate of organization, trust or other organizational documents of Mortgagor or such constituent party or Guarantor without the prior written consent of Mortgagee which consent shall not be unreasonably withheld, conditioned or delayed.

                (h) Mortgagor will maintain all of its books, records, financial statements and bank accounts separate from those of its affiliates and any constituent party and Mortgagor will file its own tax returns unless required otherwise by applicable law. Mortgagor shall maintain its books, records, resolutions and agreements as official records.

                (i) Mortgagor will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate of Mortgagor, any constituent party of Mortgagor, any Guarantor or any affiliate of any constituent party or Guarantor), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.

                (j) Mortgagor is adequately capitalized and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

                (k) Neither Mortgagor nor any constituent party will effectuate the dissolution, winding up, liquidation, consolidation or merger in whole or in part, of the Mortgagor.

                (1) Mortgagor will tot commingle the funds and other assets of Mortgagor with those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party of Guarantor, or any other person.

                (m) Mortgagor has and will maintain its assets in such a manner it will not be costly or difficult to segregate, ascertain or identify its individual assets those of any affiliate or constituent party, any Guarantor, or any affiliate of any constituent party or Guarantor, or any other person.

                (n) Mortgagor does not and will not guarantee, become obligated for or hold itself out to be responsible for the debts or obligations of any other person or entity or the decisions or actions respecting the daily business or affairs of any other person or entity.

                (o) If Mortgagor is a limited partnership or a limited liability company, the general partner or managing member (the "SPC Entity") shall be a corporation whose sole asset is its interest in Mortgagor and the SPC Entity will at all times comply, and will cause Mortgagor to comply, with each of the representations, warranties, and covenants contained in this Paragraph 12 as if such representation, warranty or covenant was made directly by such general partner or managing member.

            13. Estoppel Certificates and No Default Affidavits.

                (a) After request by Mortgagee, Mortgagor shall within ten (10) days furnish Mortgagee with a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note,
(ii) the unpaid principal amount of the Note, (iii) the rate of interest of the Note, (iv) the date installments of interest and/or principal were last paid,
(v) any offsets or defenses to the payment of the Debt, if any, (vi) that the Note, this Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; and (vii) reaffirming all representations and warranties of Mortgagor set forth herein and in the other Loan Documents as of the date requested by Mortgagee or, to the extent of any changes to any such representations and warranties, so stating such changes.

                (b) Mortgagor shall deliver to Mortgagee upon request, tenant estoppel certificates from each commercial tenant at the Mortgaged Property in form and substance reasonably satisfactory to Mortgagee provided that Mortgagor shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

            14. Controlling Agreement. It is expressly stipulated and agreed to be the intent of Mortgagor, and Mortgagee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Mortgagee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Paragraph 14 (and the similar paragraph contained in the Note) shall control every other covenant and agreement in this Mortgage and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Mortgagee's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Mortgagor results in Mortgagor having paid any interest in excess of that permitted by applicable law, then it is Mortgagor's and Mortgagee's express intent that all excess amounts theretofore collected by Mortgagee shall be credited on the principal balance of the Note and all other Debt (or, if the Note and all other Debt have been or would thereby be paid in full, refunded to Mortgagor), and the provisions of the Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Mortgagee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Mortgagee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

            15. Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Mortgage which deducts the Debt from the value of the Mortgaged Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Mortgagee's interest in the Mortgaged Property, Mortgagor will pay such tax, with interest and penalties thereon, if any. In the event Mortgagee is advised by counsel chosen by it that the payment of such tax or interest and penalties by Mortgagor would be unlawful or taxable to Mortgagee or unenforceable or provide the basis for a defense of usury, then in any such event, Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

            16. No Credits on Account of the Debt. Mortgagor will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Mortgaged Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Mortgaged Property, or any part thereof, for real estate tax purposes by reason of this Mortgage or the Debt. In the event such claim, credit or deduction shall be required by law, Mortgagee shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

            17. Documentary Stamps. If at any time the United States of America, any State thereof or any subdivision of any such State shall require revenue or other stamps to be affixed to the Note or this Mortgage, or impose any other tax or charge on the same, Mortgagor will pay for the same, with interest and penalties thereon, if any.

            18. Books and Records.

                (a) The financial statements heretofore furnished to Mortgagee are, as of the dates specified therein, complete and correct and fairly present the financial condition of the Mortgagor and any other persons or entities that are the subject of such financial statements, and are prepared in accordance with generally accepted accounting principles. Mortgagor does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Mortgagor and reasonably likely to have a materially adverse effect on the Mortgaged Property or the operation thereof as a shopping center, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operation or business of Mortgagor from that set forth in said financial statements.

                (b) Mortgagor will maintain full and accurate books of accounts and other records reflecting the results of the operations of the Mortgaged Property and will furnish to Mortgagee on or before forty-five (45) days after the end of each calendar quarter the following items, each certified by Mortgagor as being true and correct: (i) a written statement (rent roll) dated as of the last day of each such calendar quarter identifying each of the Leases by the term, space occupied, rental required to be paid, security deposit paid, any rental concessions, and identifying any defaults or payment delinquencies thereunder; (ii) monthly and year to date operating statements prepared for each calendar month during each such calendar quarter, noting Net Operating Income (as hereinafter defined), Gross Income from Operations (as hereinafter defined), and Operating Expenses (as hereinafter defined), and including an itemization of actual (not pro forma) capital and other information necessary and sufficient under generally accepted accounting practices to fairly represent the financial position and results of operation of the Mortgaged Property during such calendar month, all in form satisfactory to Mortgagee;
(iii) a property balance sheet for each such calendar quarter; and (iv) a comparison of the budgeted income and expenses and the actual income and expenses for each calendar quarter and year to date together with a detailed explanation of any variances of five percent (59%) or more between budgeted and actual amounts for such quarterly periods and year to date. Until a Securitization has occurred, the Mortgagor shall furnish monthly each of the items listed in the immediately preceding sentence within twenty (20) days after the end of such month. Within ninety (90) days following the end of each calendar year, Mortgagor shall furnish statements of its financial affairs and condition including a balance sheet and a statement of profit and loss for the Mortgagor in such detail as Mortgagee may request, and setting forth the financial condition and the income and expenses for the Mortgaged Property for the immediately preceding calendar year, which statements shall be prepared by Mortgagor. Mortgagor's amnnal financial statements shall include (i) a list of the tenants, if any, occupying more than twenty (20%) percent of the total floor area of the Improvements, and (ii) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and a cumulative basis. Mortgagor's annual financial statements shall be accompanied by a certificate executed by the chief financial officer of Mortgagor or the general partner of Mortgagor, as applicable, stating that each such annual financial statement presents fairly the financial condition of the Mortgaged Property being reported upon. Each such annual financial statement shall be prepared in accordance with generally accepted accounting principles consistently applied. At any time and from time to time Mortgagor shall deliver to Mortgagee or its agents such other financial data as Mortgagee or its agents shall reasonably request with respect to the ownership, maintenance, use and operation of the Mortgaged Property.

                (c) For the purposes of this Mortgage, the following terms shall have the following meanings:

                    (i) The term "Net Operating Income" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

                    (ii) The term "Operating Expenses" shall mean the total of all expenditures, computed in accordance with generally accepted accounting principles, of whatever kind relating to the operation, maintenance and management of the Mortgaged Property that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees equal to the greater of actual or 4% of Gross Income from Operations, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Mortgagee, and other similar costs, but excluding depreciation, debt service, capital expenditures, and contributions to the Replacement Escrow Fund, the Leasing Escrow Fund, the Tax and Insurance Impound Fund, and any other reserves required under the Loan Documents.

                    (iii) The term "Gross Income from Operations" shall mean all income, computed in accordance with generally accepted accounting principles, derived from the ownership and operation of the Mortgaged Property from whatever source, including, but not limited to, Rents, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, and other pass-through or reimbursements paid by tenants under the Leases of any nature but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Mortgagor to any government or governmental agency, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards (other than business interruption or other loss of income insurance), and any disbursements to the Mortgagor from the Tax and Insurance Impound Fund, the Replacement Escrow Fund, the Leasing Escrow Fund, or any other escrow fund established by the Loan Documents.

                    (iv) The term "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which: (A) the numerator is the Net Operating Income (excluding interest on credit accounts) for such period as set forth in the statements required hereunder; and (B) the denominator is the aggregate amount of principal and interest due and payable on the Note. For purposes of such calculation, a constant equal to 9.23% shall be used.

            19. Performance of Other Agreements. Mortgagor shall observe and perform each and every term to be observed or performed by Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

            20. Further Acts, Etc. Mortgagor will, at the cost of Mortgagor, and without expense to Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, Uniform Commercial Code financing statements or continuation statements, transfers and assurances as Mortgagee shall, from time to time, require, for the better assuring, conveying, assigning, transferring, and confirming unto Mortgagee the property and rights hereby deeded, mortgaged, given, granted, bargained, sold, alienated, enfeoffed, conveyed, confirmed, pledged, assigned and hypothecated or intended now or hereafter so to be, or which Mortgagor may be or may hereafter become bound to convey or assign to Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage or for facilitating the sale of the Loan and the Loan Documents as described in Paragraph 20(b) below. Mortgagor, on demand, will execute and deliver and hereby authorizes Mortgagee to execute in the name of Mortgagor or without the signature of Mortgagor to the extent Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or other instruments, to evidence more effectively the security interest of Mortgagee in the Mortgaged Property. Upon foreclosure, the appointment of a receiver or any other relevant action, Mortgagor will, at the cost of Mortgagor and without expense to Mortgagee, cooperate fully and completely to effect the assignment or transfer of any license, permit, agreement or any other right necessary or useful to the operation of or the Mortgaged Property. Mortgagor grants to Mortgagee an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Mortgagee at law and in equity, including, without limitation, such rights and remedies available to Mortgagee pursuant to this paragraph.

            21. Recording of Mortgage Etc. Mortgagor forthwith upon the execution and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage, and any security instrument creating a lien or security interest or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect the lien or security interest hereof upon, and the interest of Mortgagee in, the Mortgaged Property. Mortgagor will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property and any instrument of further assurance, and all federal, state, county and municipal, taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance, except where prohibited by law so to do. Mortgagor shall hold harmless and indemnify Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

            22. Reporting Requirements. Mortgagor agrees to give prompt notice to Mortgagee of the insolvency or bankruptcy filing of Mortgagor or the death, insolvency or bankruptcy filing of any Guarantor.

            23. Events of Default. The Debt shall become immediately due and payable at the option of Mortgagee upon the happening of any one or more of the following events of default (each an "Event of Default"):

                (a) if any portion of the Debt is not paid on or before the related Payment Date or, for any payment other than a Monthly Payment Amount, the date on which such payment is due;

                (b) subject to Mortgagor's right to contest as provided herein, if any of the Taxes or Other Charges are not paid when the same are due and payable (unless sums equaling the amount of Taxes and Other Charges then due and payable have been delivered to Mortgagee in accordance with Paragraph 6 hereof);

                (c) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Mortgagee upon request;

                (d) if Mortgagor transfers or encumbers any portion of the Mortgaged Property without Mortgagee's prior written consent;

                (e) if any representation or warranty of Mortgagor, or of any Guarantor, made herein or in any other Loan Document or in any certificate, report, financial statement or other instrument or document furnished to Mortgagee shall have been false or misleading in any material respect when made;

                (f) if Mortgagor or any Guarantor shall make an assignment for the benefit of creditors or if Mortgagor shall generally not be paying its debts as they become due;

                (g) if a receiver, liquidator or trustee of Mortgagor or of any Guarantor shall be appointed or if Mortgagor or any Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or any Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or of any Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or such Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days;

                (h) if Mortgagor shall be in default under any other mortgage or security agreement covering any part of the Mortgaged Property whether it be superior or junior in lien to this Mortgage;

                (i) subject to Mortgagor's right to contest as provided herein, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien and such lien is not removed or recorded within thirty (30) days of the filing or recording of such lien (except a lien for local real estate taxes and assessments not then due and payable);

                (j) if Mortgagor fails to cure properly any violations of laws or ordinances affecting or which may be interpreted to affect the Mortgaged Property within thirty (30) days after Mortgagor first receives notice of any such violations; provided, however, if such violation is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional sixty (60) days to cure such default provided that Mortgagor diligently and continuously pursues such cure.

                (k) except as permitted in this Mortgage, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Mortgagee;

                (l) if Mortgagor shall continue to be in default under any term, covenant, or provision of the Note or any of the other Loan Documents, beyond applicable cure periods contained in those documents;

                (m) if Mortgagor fails to cure a default under any other term, covenant or provision of this Mortgage within thirty (30) days after Mortgagor first receives notice of any such default; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Mortgagor may be permitted up to an additional one hundred twenty (120) days to cure such default provided that Mortgagor diligently and continuously pursues such cure;

                (n) if without Mortgagee's prior written consent, (i) the Management Agreement is terminated, (ii) the ownership, management or control of Manager is transferred, (iii) there is a material change in the Management Agreement, or (iv) if there shall be a material default by Mortgagor under the Management Agreement; or

                (o) if Mortgagor ceases to continuously operate the Mortgaged Property or any material portion thereof as a shopping center for any reason whatsoever (other than temporary cessation in connection with any repair or renovation thereof undertaken with the consent of Mortgagee).

            24. Late Payment Charge. If any portion of the Debt is not paid on or before the date on which such payment is due, Mortgagor shall pay to Mortgagee upon demand an amount equal to the lesser of three percent (3%) of such unpaid portion of the Debt or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Mortgagee in handling and processing such delinquent payment and to compensate Mortgagee for the loss of the use of such delinquent payment, and such amount shall be secured by this Mortgage.

            25. Right To Cure Defaults. Upon the occurrence of any Event of Default or if Mortgagor fails to make any payment (including, without limitation, any required payments for taxes, insurance or to discharge any liens with respect to the Property) or to do any act as herein provided, Mortgagee may, but without any obligation to do so and without notice to or demand on Mortgagor and without releasing Mortgagor from any obligation hereunder, make or do the same in such manner and to such extent as Mortgagee may deem necessary to protect the security hereof. Mortgagee is authorized to enter upon the Mortgaged Property for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, and the cost and expense thereof (including reasonable attorneys' fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee, shall constitute a portion of the Debt, shall be secured by this Mortgage and the other Loan Documents and shall be due and payable to Mortgagee upon demand.

            26. Additional Remedies.

                (a) Upon the occurrence of any Event of Default, Mortgagee may take such action, without notice or demand, as it deems advisable to protect and enforce its rights against Mortgagor and in and to the Mortgaged Property by Mortgagee itself or otherwise, including, without limitation, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Mortgagee may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Mortgagee:

                    (i) declare the entire Debt to be immediately due and payable;

                    (ii) institute a proceeding or proceedings, judicial or nonjudicial, by advertisement or otherwise, for the complete foreclosure of this Mortgage in which case the Mortgaged Property or any interest therein may be sold for cash or upon credit in one or more parcels or in several interests or portions and in any order or manner;

                    (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Mortgage for the portion of the Debt then due and payable, subject to the continuing lien of this Mortgage for the balance of the Debt not then due;

                    (iv) sell for cash or upon credit the Mortgaged Property or any part thereof and all estate, claim, demand, right, title and interest of Mortgagor therein and rights of redemption thereof, pursuant to the power of sale contained herein or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

                    (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein, or in any of the other Loan Documents;

                    (vi) recover judgment on the Note either before, during or after any proceedings for the enforcement of this Mortgage;

                    (vii) apply for the appointment of a trustee, receiver, liquidator or conservator of the Mortgaged Property, without notice and without regard for the adequacy of the security for the Debt and without regard for the solvency of the Mortgagor, any Guarantor or of any person, firm or other entity liable for the payment of the Debt;

                    (viii) enforce Mortgagee's interest in the Leases and Rents and enter into or upon the Mortgaged Property, either personally or by its agents, nominees or attorneys and dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee may (A) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every part of the Mortgaged Property and conduct the business thereat; (B) complete any construction on the Mortgaged Property in such manner and form as Mortgagee deems advisable; (C) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (D) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including, without limitation, the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (E) apply the receipts from the Mortgaged Property to the payment of Debt, after deducting therefrom all expenses (including reasonable attorneys' fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments insurance and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its counsel, agents and employees;

                    (ix) require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, in default thereof, evict Mortgagor by summary proceedings or otherwise; or

                    (x) pursue such other rights and remedies as may be available at law or in equity or under the Uniform Commercial Code including without limitation the right to receive and/or establish a lock box for all Rents proceeds from the Intangibles and any other receivables or rights to payments of Mortgagor relating to the Mortgaged Property.

In the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien on the remaining portion of the Mortgaged Property.

                (b) The proceeds of any sale made under or by virtue of this paragraph, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions of this paragraph or otherwise, shall be applied by Mortgagee to the payment of the Debt in such priority and proportion as Mortgagee in its sole discretion shall deem proper.

                (c) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

                (d) Upon the completion of any sale or sales pursuant hereto, Mortgagee, or an officer of any court empowered to do so, shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. Mortgagee is hereby irrevocably appointed the true and lawful attorney of Mortgagor, in its name and stead, to make all necessary conveyances, assignments, transfers and deliveries of the Mortgaged Property and rights so sold and for that purpose Mortgagee may execute all necessary instruments of conveyance, assignment and transfer, and may substitute one or more persons with like power, Mortgagor hereby ratifying and confirming all that its said attorney or such substitute or substitutes shall lawfully do by virtue hereof. Any sale or sales made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Mortgagor in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Mortgagor and against any and all persons claiming or who may claim the same, or any part thereof from, through or under Mortgagor.

                (e) Upon any sale made under or by virtue of this paragraph, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Mortgaged Property or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the Debt the net sales price after deducting therefrom the expenses of the sale and costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

                (f) No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon the Mortgaged Property or upon any other property of Mortgagor shall affect in any manner or to any extent the lien of this Mortgage upon the Mortgaged Property or any part thereof, or any liens, rights, powers or remedies of Mortgagee hereunder, but such liens, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

                (g) Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this paragraph at any time before the conclusion thereof, as determined in Mortgagee's sole discretion and without prejudice to Mortgagee.

                (h) Mortgagee may resort to any remedies and the security given by the Note, this Mortgage or the Loan Documents in whole or in part, and in such portions and in such order as determined by Mortgagee's sole discretion.
No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, this Mortgage or any of the other Loan Documents. The failure of Mortgagee to exercise any right, remedy or option provided in the Note, this Mortgage or any of the other Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Note, this Mortgage or the other Loan Documents. No acceptance by Mortgagee of any payment after the occurrence of any Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor's liability to pay such obligation. No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Mortgagee to Mortgagor, shall operate to release or in any manner affect the interest of Mortgagee in the remaining Mortgaged Property or the liability of Mortgagor to pay the Debt. No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated. All costs and expenses of Mortgagee in exercising the rights and remedies under this Paragraph 26 (including reasonable attorneys' fees and disbursements to the extent permitted by law), shall be paid by Mortgagor immediately upon notice from Mortgagee, with interest at the Default Rate for the period after notice from Mortgagee and such costs and expenses shall constitute a portion of the Debt and shall be secured by this Mortgage.

                (i) The interests and rights of Mortgagee under the Note, this Mortgage or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Guarantor or surety of any of the Debt.

            27. Right of Entry. In addition to any other rights or remedies granted under this Mortgage, Mortgagee, and its agents, during the Term, shall have the right to enter and inspect the Mortgaged Property during normal business hours. The cost of such inspections or audits shall be borne by Mortgagor should Mortgagee determine that an Event of Default exists, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Mortgagee. The cost of such inspections, if not paid for by Mortgagor following demand, may be added to the principal balance of the sums due under the Note and this Mortgage and shall bear interest thereafter until paid at the Default Rate.

            28. Security Agreement.

                (a) This Mortgage is both a real property mortgage and a "security agreement" within the meaning of the Uniform Commercial Code. The Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property. Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Debt, a security interest in the Mortgaged Property to the full extent that the Mortgaged Property may be subject to the Uniform Commercial Code (said portion of the Mortgaged Property so subject to the Uniform Commercial Code being called in this paragraph the "Collateral"). Mortgagor hereby agrees with Mortgagee to execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such financing statements and such further assurances as Mortgagee may from time to time, reasonably consider necessary to create, perfect, and preserve Mortgagee's security interest herein granted. This Mortgage shall also constitute a "fixture filing" for the purposes of the Uniform Commercial Code. As such, this Mortgage covers all items of the Collateral that are or are to become fixtures. Information concerning the security interest herein granted may be obtained from the parties at the addresses of the parties set forth in the first paragraph of this Mortgage.

                (b) If an Event of Default shall occur, Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Collateral or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Collateral. Upon request or demand of Mortgagee, Mortgagor shall at its expense assemble the Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee. Mortgagor shall pay to Mortgagee on demand any and all expenses, including attorneys' fees and disbursements, incurred or paid by Mortgagee in protecting the interest in the Collateral and in enforcing the rights hereunder with respect to the Collateral. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Collateral sent to Mortgagor in accordance with the provisions hereof at least five (5) business days prior to such action, shall constitute commercially reasonable notice to Mortgagor. The proceeds of any disposition of the Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Debt in such priority and proportions as Mortgagee in its sole discretion shall deem proper. In the event of any change in name, identity or structure of any Mortgagor, such Mortgagor shall notify Mortgagee thereof and promptly after request shall execute, file and record such Uniform Commercial Code forms as are necessary to maintain the priority of Mortgagee's lien upon and security interest in the Collateral, and shall pay all expenses and fees in connection with the filing and recording thereof. If Mortgagee shall require the filing or recording of additional Uniform Commercial Code forms or continuation statements, Mortgagor shall, promptly after request, execute, file and record such Uniform Commercial Code forms or continuation statements as Mortgagee shall deem necessary, and shall pay all expenses and fees in connection with the filing and recording thereof, it being understood and agreed, however, that no such additional documents shall increase Mortgagor's obligations under the Note, this Mortgage and any of the other Loan Documents. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Mortgagee, as secured party, in connection with the Collateral covered by this Mortgage.

            29. Actions and Proceedings. Mortgagee has the right to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of Mortgagor, which Mortgagee, in its sole discretion, decides should be brought to protect their interest in the Mortgaged Property.

Mortgagee shall, at its option, be subrogated to the lien of any mortgage or other security instrument discharged in whole or in part by the Debt, and any such subrogation rights shall constitute additional security for the payment of the Debt.

            30. Waiver of Setoff and Counterclaim. All amounts due under this Mortgage, the Note and the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Mortgagor hereby waives the right to assert a setoff, counterclaim (other than a mandatory or compulsory counterclaim) or deduction in any action or proceeding in which Mortgagee is a participant, or arising out of or in any way connected with this Mortgage, the Note, any of the other Loan Documents, or the Debt.

            31. Contest of Certain Claims. Notwithstanding the provisions of Paragraphs 5 and 23 hereof, Mortgagor shall not be in default for failure to pay or discharge Taxes, Other Charges or mechanic's or materialman's lien asserted against the Mortgaged Property if, and so long as, (a) Mortgagor shall have notified Mortgagee of same within five (5) business days of obtaining knowledge thereof; (b) Mortgagor shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (c) Mortgagor shall have furnished to Mortgagee a cash deposit, or an indemnity bond satisfactory to Mortgagee with a surety reasonably satisfactory to Mortgagee, in an amount equal to 125% of the amount of the Taxes, Other Charges or mechanic's or materialman's lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (d) Mortgagor shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith; (e) the failure to pay the Taxes, Other Charges or mechanic's or materialman's lien claim does not constitute a default under any other mortgage or security interest covering or affecting any part of the Mortgaged Property; and (f) notwithstanding the foregoing, Mortgagor shall immediately upon request of Mortgagee pay (and if Mortgagor shall fail so to do, Mortgagee may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or claim notwithstanding such contest, if in the opinion of Mortgagee, the Mortgaged Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, cancelled or lost. Mortgagee may pay over any such cash deposit or part thereof to the claimant entitled thereto at any time when, in the judgment of Mortgagee, the entitlement of such claimant is established.

            32. Recovery of Sums Required to be Paid. Mortgagee shall have the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Mortgagor existing at the time such earlier action was commenced.

            33. Marshalling and Other Matters. Mortgagor hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Mortgaged Property or any part thereof or any interest therein. Further, Mortgagor hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage on behalf of Mortgagor, and on behalf of each and every person acquiring any interest in or title to the Mortgaged Property subsequent to the date of this Mortgage and on behalf of all persons to the extent permitted by applicable law.

            34. Hazardous Substances. Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge, after due inquiry and investigation except as disclosed in the report dated December 20, 1996, prepared by Certified Environmental Inc. (the "Phase I Report") and delivered to Mortgagee in connection with the Loan: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know
Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental clean-up statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property) discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; and (e) no underground storage tanks exist on any of the Mortgaged Property. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged

Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, and (iii) Mortgagor shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist, licensed environmental engineer or other qualified consultant engaged by Mortgagee ("Mortgagee's Consultant")), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense. Notwithstanding anything to the contrary in this paragraph, the Mortgagor and the tenants under the Leases may use and store immaterial amounts of Hazardous Substances at the Mortgaged Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Mortgaged Property so long as such use and storage (A) does not violate any applicable Environmental Laws and (B) is not the subject of any specific recommendations in the Phase I Report. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this Paragraph 34 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

            35. Asbestos. Mortgagor represents and warrants that, to the best of Mortgagor's knowledge, after due inquiry and investigation, no asbestos or any substance or material containing asbestos ("Asbestos") is located on the Mortgaged Property except as may have been disclosed in the Phase I Report delivered to Mortgagee in connection with the Loan. Mortgagor shall not install in the Mortgaged Property, nor permit to be installed in the Mortgaged Property, Asbestos and shall remove any Asbestos promptly upon discovery to the satisfaction of Mortgagee, at Mortgagor's sole expense. Mortgagor shall in all instances comply with, and ensure compliance by all occupants of the Mortgaged Property with, all applicable federal, state and local laws, ordinances, rules and regulations with respect to Asbestos, and shall keep the Mortgaged Property free and clear of any liens imposed pursuant to such laws, ordinances, rules or regulations. In the event that Mortgagor receives any notice or advice from any governmental agency or any source whatsoever with respect to Asbestos on, affecting or installed on the Mortgaged Property, Mortgagor shall immediately notify Mortgagee. The obligations and liabilities of Mortgagor under this Paragraph 35 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

            36. Environmental Monitoring. Mortgagor shall give prompt written notices to Mortgagee of: (a) any proceeding or inquiry by any party with respect to the presence of any Hazardous Substance or Asbestos on, under, from or about the Mortgaged Property, (b) all claims made or threatened by any third party against Mortgagor or the Mortgaged Property relating to any loss or injury resulting from any Hazardous Substance or Asbestos, and (c) Mortgagor's discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Mortgaged Property that could cause the Mortgaged Property to be subject to any investigation or cleanup pursuant to any Environmental Law. Mortgagor shall permit Mortgagee to join and participate in, as a party if it so elects, any legal proceedings or actions initiated with respect to the Mortgaged Property in connection with any Environmental Law or Hazardous Substance, and Mortgagor shall pay all attorneys' fees and disbursements incurred by Mortgagee in connection therewith. Upon Mortgagee's request, at any time and from time to time while this Mortgage is in effect but not more frequently than once per calendar year, unless Mortgagee has determined (in the exercise of its good faith judgment) that reasonable cause exists for the performance of an environmental inspection or audit of the Mortgaged Property, Mortgagor shall provide at Mortgagor's sole expense, (i) an inspection or audit of the Mortgaged Property prepared by a licensed hydrogeologist or licensed environmental engineer approved by Mortgagee indicating the presence or absence of Hazardous Substances on, in or near the Mortgaged Property, and (ii) an inspection or audit of the Mortgaged Property prepared by a duly qualified engineering or consulting firm approved by Mortgagee, indicating the presence or absence of Asbestos on the Mortgaged Property; provided, however, any such inspection or audit requested by Mortgagee, during the Term, in excess of one (1) inspection during each five (5) year period commencing upon the date hereof, shall be performed at Mortgagee's expense unless an Event of Default exists or Mortgagee has determined (in the exercise of its good faith and judgment) that reasonable cause exists for the performance of an environmental inspection or audit. If Mortgagor fails to provide such inspection or audit within thirty (30) days after such request Mortgagee may order same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Mortgaged Property and a license to undertake such inspection or audit. The cost of such inspection or audit may be added to the Debt and shall bear interest thereafter until paid at the Default Rate. In the event that any environmental site assessment report prepared in connection with such inspection or audit recommends that an operations and maintenance plan be implemented for Asbestos or any Hazardous Substance, Mortgagor shall cause such operations and maintenance plan to be prepared and implemented at Mortgagor's expense upon request of Mortgagee. In the event that any investigation, site monitoring, containment cleanup, removal, restoration, or other work of any kind is reasonably necessary or desirable under an applicable Environmental Law (the "Remedial Work"), Mortgagor shall commence and thereafter diligently prosecute to completion all such Remedial Work within thirty (30) days after written demand by Mortgagee for performance thereof (or any such shorter period of time as may be required under applicable law.) All Remedial Work shall be performed by contractors approved in advance by Mortgagee, and under the supervision of a consulting engineer approved by Mortgagee. All costs and expenses of such Remedial Work shall be paid by Mortgagor including, without limitation, Mortgagee's reasonable attorneys' fees and disbursements incurred in connection with monitoring or review of such Remedial Work. In the event Mortgagor shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, such Remedial Work, Mortgagee may, but shall not be required to, cause such Remedial Work to be performed, and all costs and expenses thereof, or incurred in connection therewith, may be added to the Debt and shall bear interest thereafter until paid at the Default Rate.

            37. Handicapped Access.

                (a) Mortgagor agrees that the Mortgaged Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988 (if applicable), all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively "Access Laws").

                (b) Notwithstanding any provisions set forth herein or in any other document regarding Mortgagee's approval of alterations of the Mortgaged Property, Mortgagor shall not alter the Mortgaged Property in any manner which would increase Mortgagor's responsibilities for compliance with the applicable Access Laws without the prior written approval of Mortgagee. The foregoing shall apply to tenant improvements constructed by Mortgagor or by any of its tenants. Mortgagee may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Mortgagee.

                (c) Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

            38. Indemnification. In addition to any other indemnifications provided herein or in the other Loan Documents, Mortgagor shall protect, defend, indemnify and save harmless Mortgagee from and against all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements), imposed upon or incurred by or asserted against Mortgagee by reason of (a) ownership of this Mortgage, the Mortgaged Property or any interest therein or receipt of any Rents; (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Mortgaged Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) any use, nonuse or condition in, on or about the Mortgaged Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage; (e) performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof; (f) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, or threatened release of any Hazardous Substance or Asbestos on, from, or affecting the Mortgaged Property; (g) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substance or Asbestos; (h) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Substance or Asbestos; (i) any violation of the Environmental Laws, which are based upon or in any way related to such Hazardous Substance or Asbestos including, without limitation, the costs and expenses of any Remedial Work, attorney and consultant fees and disbursements, investigation and laboratory fees, court costs, and litigation expenses; (j) any failure of the Mortgaged Property to comply with any Access Laws; (k) any representation or warranty made in the

Note, this Mortgage or any of the other Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made;
(l) any claim by brokers, finders or similar persons claiming to be entitled to a commission in connection with the Loan, any Lease or other transaction involving the Mortgaged Property or any part thereof under any legal requirement or any liability asserted against Mortgagee with respect thereto; and (m) the claims of any lessee of any or any portion of the Mortgaged Property or any person acting through or under any lessee or otherwise arising under or as a consequence of any Lease. Any amounts payable to Mortgagee by reason of the application of this paragraph shall be secured by this Mortgage and shall become immediately due and payable and shall bear interest at the Default Rate from the date loss or damage is sustained by Mortgagee until paid. The obligations and liabilities of Mortgagor under this Paragraph 38 shall survive the termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, but not limited to, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

            39. Notices. Any notice, demand, statement, request or consent made hereunder shall be in writing, addressed to the address, as set forth above, of the party to whom such notice is to be given, or to such other address as Mortgagor or Mortgagee, as the case may be, shall designate in writing, and shall be deemed to be received by the addressee on (i) the day such notice is personally delivered to such addressee and receipted for, (ii) the third (3rd) day following the day such notice is deposited with the United States postal service first class certified mail, return receipt requested,
(iii) the day following the day on which such notice is delivered to a nationally recognized overnight courier delivery service, or (iv) the day facsimile transmission is confirmed after transmission of such notice by telecopy to such telecopier number as Mortgagor or Mortgagee, as the case may be, shall have previously designated in writing.

            40. Authority.

                (a) Mortgagor (and the undersigned representative of Mortgagor, if any) represent and warrant that it (or they, as the case may be) has full power, authority and right to execute, deliver and perform its obligations pursuant to this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm, warrant, pledge, hypothecate and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

                (b) Mortgagor represents and warrants that Mortgagor is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended and the related Treasury Department regulations, including temporary regulations.

            41. Waiver of Notice. Mortgagor shall not be entitled to any notices of any nature whatsoever from Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by Mortgagee to Mortgagor and except with respect to matters for which Mortgagee is required by applicable law to give notice, and Mortgagor hereby expressly waives the right to receive any notice from Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by Mortgagee to Mortgagor.

            42. Remedies of Mortgagor. In the event that a claim or adjudication is made that Mortgagee has acted unreasonably or unreasonably delayed acting in any case where by law or under the Note, this Mortgage or any of the other Loan Documents, it has an obligation to act reasonably or promptly, Mortgagee shall not be liable for any monetary damages, and Mortgagor's remedies shall be limited to injunctive relief or declaratory judgment.

            43. Sole Discretion of Mortgagee. Wherever pursuant to this Mortgage, Mortgagee exercises any right given to it to consent or not consent or approve or disapprove, or any arrangement or term is to be satisfactory to Mortgagee, the decision of Mortgagee to consent or not consent, to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Mortgagee and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

            44. Non-Waiver. The failure of Mortgagee to insist upon strict performance of any term hereof shall not be deemed to be a waiver of any term of this Mortgage. Mortgagor shall not be relieved of Mortgagor's obligations hereunder by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or Guarantor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Note, or the other Loan Documents, (b) the release, regardless of consideration, of the whole or any part of the Mortgaged Property, or of any person liable for the Debt or any portion thereof, or (c) any agreement or stipulation by Mortgagee extending the time of payment or otherwise modifying or supplementing the terms of the Note, this Mortgage or any of the other Loan Documents. Mortgagee may resort for the payment of the Debt to any other security held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may elect. Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Mortgagee thereafter to foreclosure this Mortgage. The rights and remedies of Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision. Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity.

            45. No Oral Change. This Mortgage, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Mortgagor or Mortgagee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

            46. Liability. If Mortgagor consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several. Subject to the provisions hereof requiring Mortgagee's consent to any transfer of the Mortgaged Property, this Mortgage shall be binding upon and inure to the benefit of Mortgagor and Mortgagee and their respective successors and assigns forever.

            47. Inapplicable Provisions. If any term, covenant or condition of the Note or this Mortgage is held to be invalid, illegal or unenforceable in any respect, the Note and this Mortgage shall be construed without such provision.

            48. Headings, Etc. The headings and captions of various paragraphs of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

            49. Duplicate Originals. This Mortgage may be executed in any number of duplicate originals and each such duplicate original shall be deemed to be an original.

            50. Definitions. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage may be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or any interest therein," the word "Mortgagee" shall mean "Mortgagee and any subsequent holder of the Note," the word "Note" shall mean "the Note and any other evidence of indebtedness secured by this Mortgage," the word "person" shall include an individual, corporation, partnership, trust, unincorporated association, government, governmental authority, and any other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property and any interest therein and the words "attorneys' fees" shall include any and all attorneys' fees, paralegal and law clerk fees, including, without limitation, fees at the pre-trial, trial and appellate levels incurred or paid by Mortgagee in protecting its interest in the Mortgaged Property and Collateral and enforcing its rights hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

            51. Homestead. Mortgagor hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Mortgaged Property as against the collection of the Debt, or any part hereof.

            52. Assignments. Mortgagee shall have the right to assign or transfer its rights under this Mortgage without limitation. Any assignee or transferee shall be entitled to all the benefits afforded Mortgagee under this Mortgage.

            53. Waiver of Jury Trial. MORTGAGOR HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE

NOTE, THIS MORTGAGE, OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MORTGAGOR, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. MORTGAGEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MORTGAGOR.

            54. Recourse Provisions. Subject to the qualifications below, Mortgagee shall not enforce the liability and obligation of Mortgagor, to perform and observe the obligations contained in this Mortgage, the Note or any of the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Mortgagor, except that Mortgagee may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Mortgagee to enforce and realize upon its interests under the Note, this Mortgage or the other Loan Documents or in the Mortgaged Property, the Rents or any other collateral given to Mortgagee pursuant to this Mortgage and the other Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Mortgagor only to the extent of Mortgagor's interest in the Mortgaged Property, the Rents and in any other collateral given to Mortgagee, and Mortgagee, by accepting this Mortgage, the Note and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Mortgagor in any such action or proceeding under or by reason of or in connection with this Mortgage, the Note or any of the other Loan Documents. The provisions of this paragraph shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by this Mortgage, the Note or any of the other Loan Documents; (ii) impair the right of Mortgagee to name Mortgagor, as a party defendant in any action or suit for foreclosure and sale under this Mortgage;
(iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any rights and remedies of Mortgagee thereunder; (iv) impair the right of Mortgagee to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents executed in connection herewith; or (vi) constitute a waiver of the right of Mortgagee to enforce the liability and obligation of Mortgagor, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Mortgagee (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                (a) fraud or intentional misrepresentation by Mortgagor or any Guarantor in connection with the Loan;

                (b) the gross negligence or willful misconduct of Mortgagor;

                (c) physical waste of the Mortgaged Property;

                (d) the breach of any representation, warranty, covenant or indemnification provision in that certain Environmental and Hazardous Substance

Indemnification Agreement of even date herewith given by Mortgagor to Mortgagee or in this Mortgage concerning Environmental Laws, Hazardous Substances and Asbestos;

                (e) the removal or disposal of any portion of the Mortgaged Property after an Event of Default;

                (f) the misapplication or conversion by Mortgagor of (i) any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property, (ii) any awards or other amounts received in connection with the condemnation of all or a portion of the Mortgaged Property, (iii) any Rents following an Event of Default or (iv) any Rents paid more than one month in advance;

                (g) subject to the right of Mortgagor to contest pursuant to Paragraph 31 of this Mortgage, failure to pay charges for labor or materials or taxes or other charges that can create liens on any portion of the Mortgaged Property; and

                (h) any security deposits collected with respect to the Mortgaged Property which are not delivered to Mortgagee upon a foreclosure of the Mortgaged Property or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof.

            Notwithstanding anything to the contrary in any of the Loan Documents (i) Mortgagee shall not be deemed to have waived any right which Mortgagee may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by this Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Mortgagee in accordance with the Loan Documents, and (ii) the Debt shall become fully recourse to Mortgagor in the event that:
(A) the first full monthly payment of principal and interest under the Note is not paid when due; (B) Mortgagor fails to maintain its status as a single purpose entity in accordance with the provisions of this Mortgage; (C) Mortgagor fails to obtain Mortgagee's prior written consent to any subordinate financing or other voluntary lien encumbering the Mortgaged Property; (D) Mortgagor fails to obtain Mortgagee's prior written consent to any assignment, transfer, or conveyance of the Mortgaged Property or any interest therein as required by this Mortgage; or (E) a receiver, liquidator or trustee of Mortgagor or the Guarantor shall be appointed or if Mortgagor or the Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Mortgagor or the Guarantor or if any proceeding for the dissolution or liquidation of Mortgagor or the Guarantor shall be instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Mortgagor or the Guarantor, upon the same not being discharged, stayed or dismissed within sixty (60) days; or (F) Mortgagor, any Guarantor or any of their respective affiliates or agents hinders, delays or interferes with the exercise by Mortgagee of any of its limitation, such instruments as may be required by the depository institution holding such securities to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to create a first priority security interest therein in favor of the Mortgagee in conformity with all applicable state and federal laws governing granting of such security interests;

            (B) a pledge and security agreement, in form and substance satisfactory to Mortgagee in its sole discretion, creating a first priority security interest in favor of Mortgagee in the Defeasance Collateral (the "Defeasance Security Agreement"), which shall provide, among other things, that any excess received by Mortgagee from the Defeasance Collateral over the amounts payable by Mortgagor hereunder shall be refunded to Mortgagor promptly after each Payment Date;

            (C) a certificate of Mortgagor certifying that all of the requirements set forth in this Paragraph 55 have been satisfied;

            (D) an opinion of counsel for Mortgagor in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that (1) Mortgagee has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Mortgagor in accordance with its terms; and (2) that any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such defeasance;

            (E) Mortgagor shall deliver evidence in writing from the applicable Rating Agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the securitization which are then outstanding;

            (F) a certificate from a firm of independent public accountants acceptable to Mortgagee certifying that the Defeasance Collateral is sufficient to satisfy the provisions of paragraph A above; and

            (G) such other certificates, documents or instruments as Mortgagee may reasonably require.

            (b) Upon compliance with the requirements of this paragraph, the Mortgaged Property shall be released from the lien of this Mortgage and the other Loan

Documents, and the Defeasance Collateral shall constitute the only collateral which shall secure the Note and all other obligations under the Loan Documents. Mortgagee will, at Mortgagor's expense, execute and deliver any agreements reasonably requested by Mortgagor to release the lien of the Mortgage from the Mortgaged Property. Mortgagor, pursuant to the Defeasance Security Agreement, shall authorize and direct that the payments received from Defeasance Collateral be made directly to Mortgagee and applied to satisfy the obligations of the Mortgagor under the Note.

                (c) Upon the release of the Mortgaged Property in accordance with this paragraph, Mortgagor may, or at option of Mortgagee shall, assign all its obligations under the Note, together with the pledged Defeasance
Collateral, to a successor entity designated by Mortgagor and approved by Mortgagee in its sole discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Mortgagee in its sole discretion pursuant to which it shall assume Mortgagor's obligations under the Note and the Defeasance Security Agreement. As conditions to such assignment and assumption, Mortgagor shall (i) deliver to Mortgagee an opinion of counsel in form and substance and delivered by counsel satisfactory to Mortgagee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Mortgagor and such successor entity in accordance with its terms and that the Note, the Defeasance Security Agreement and the other Loan Documents, as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (ii) pay all costs and expenses incurred by Mortgagee or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Mortgagor shall be relieved of its obligations hereunder, under the other Loan Documents and under the Defeasance Security Agreement other than those obligations which are specifically intended to survive the termination, satisfaction or assignment of this Mortgage or the exercise of Mortgagee's rights and remedies hereunder.

                (d) Upon the release of the Mortgaged Property in accordance with this paragraph, Mortgagor shall have no further right to prepay the Note pursuant to the other provisions of this paragraph or otherwise. In connection with the conditions set forth in subparagraph (a)(iii)(A) above, Mortgagor hereby appoints Mortgagee as its agent and attorney-in-fact for the purpose of purchasing the Defeasance Collateral with funds provided by the Mortgagor. Mortgagor shall pay any and all expenses incurred in the purchase of the Defeasance Collateral and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or otherwise required to accomplish the agreements of this paragraph.

                (e) For purposes of this Mortgage, the Note and the other Loan Documents, the term "Yield Maintenance Premium" shall mean the amount, if any, which, when added to the remaining principal amount of the Note, will be sufficient to purchase the Defeasance Collateral.

            56. Cash Management Agreement. On or before the date hereof Mortgagor covenants and agrees to enter into one or more servicing account agreements and lockbox servicing agreements acceptable to Mortgagee between Mortgagor, Manager, Mortgagee and one or more certain financial institutions (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "Cash Management Agreement"). During any Sweep Period (as defined in the Cash Management Agreement), all Rents shall be applied as set forth in the Cash Management Agreement and the escrows and reserves required hereunder shall be funded as provided therein. The Mortgagor shall pay all costs and expenses required under the Cash Management Agreement. Upon the occurrence of an Event of Default, Mortgagee may apply any sums then held pursuant to the Cash Management Agreement to the payment of the Debt in any order in its sole discretion. Until expended or applied, amounts held pursuant to the Cash Management Agreement shall constitute additional security for the Debt.

            57. Miscellaneous.

                (a) Any consent or approval by Mortgagee in any single instance shall not be deemed or construed to be Mortgagee's consent or approval in any like matter arising at a subsequent date, and the failure of Mortgagee to promptly exercise any right, power, remedy, consent or approval provided herein or at law or in equity shall not constitute or be construed as a waiver of the same nor shall Mortgagee be estopped from exercising such right, power, remedy, consent or approval at a later date. Any consent or approval requested of and granted by Mortgagee pursuant hereto shall be narrowly construed to be applicable only to Mortgagor and the matter identified in such consent or approval and no third party shall claim any benefit by reason thereof, and any such consent or approval shall not be deemed to constitute Mortgagee a venturer or partner with Mortgagor nor shall privity of contract be presumed to have been established with any such third party. If Mortgagee deems it to be in its best interest to retain assistance of persons, firms or corporations (including, without limitation, attorneys, title insurance companies, appraisers, engineers and surveyors) with respect to a request for consent or approval, Mortgagor shall reimburse Mortgagee for all costs reasonably incurred in connection with the employment of such persons, firms or corporations.

                (b) Mortgagor covenants and agrees that during the Term, unless Mortgagee shall have previously consented in writing, (a) Mortgagor will take no action that would cause it to become an "employee benefit plan" as defined in 29 C.F.R. Section 2510.3-101, or "assets of a governmental plan" subject to regulation under the state statutes, and (b) Mortgagor will not sell, assign or transfer the Mortgaged Property, or any portion thereof or interest therein, to any transferee that does not execute and deliver to Mortgagee its written assumption of the obligations of this covenant. Mortgagor further covenants and agrees to protect, defend, indemnify and hold Mortgagee harmless from and against all loss, cost, damage and expense (including without limitation, all attorneys' fees and excise taxes, costs of correcting any prohibited transaction or obtaining an appropriate exemption) that Mortgagee may incur as a result of Mortgagor's breach of this covenant. This covenant and indemnity shall survive the extinguishment of the lien of this Mortgage by foreclosure or action in lieu thereof; furthermore, the foregoing indemnity shall supersede any limitations on Mortgagor's liability under any of the Loan Documents.

                (c) If there is more than one party comprising Mortgagor then the obligations and liabilities of each party under this Mortgage shall be joint and several.

                (d) The Loan Documents contain the entire agreement between Mortgagor and Mortgagee relating to or connected with the Loan. Any other agreements relating to or connected with the Loan not expressly set forth in the Loan Documents are null and void and superseded in their entirety by the provisions of the Loan Documents.

                (e) Mortgagor hereby covenants and agrees not to commit, permit or suffer to exist any act, omission or circumstance affording such right of forfeiture. In furtherance thereof, Mortgagor hereby indemnifies Mortgagee and agrees to defend and hold Mortgagee harmless from and against any loss, damage or injury by reason of the breach of the covenants and agreements or the representations and warranties set forth in this paragraph. Without limiting the generality of the foregoing, the filing of formal charges or the commencement of proceedings against Mortgagor or all or any part of the Mortgaged Property under any federal or state law for which forfeiture of the Mortgaged Property or any part thereof or of any monies paid in performance of Mortgagor's obligations under the Loan Documents is a potential result, shall, at the election of Mortgagee, constitute an Event of Default hereunder without notice or opportunity to cure.

                (f) Mortgagor acknowledges that, with respect to the Loan, Mortgagor is relying solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Mortgagee or any parent, subsidiary or affiliate of Mortgagee. Mortgagor acknowledges that Mortgagee engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Mortgagor or its affiliates. Mortgagor acknowledges that it is represented by competent counsel and has consulted counsel before executing the Loan Documents.

                (g) Mortgagor covenants and agrees to pay Mortgagee upon receipt of written notice from Mortgagee, all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Mortgagee in connection with (i) the preparation, negotiation, execution and delivery of this Mortgage and the other Loan Documents; (ii) Mortgagor's performance of and compliance with Mortgagor's respective agreements and covenants contained in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iii) Mortgagee's performance and compliance with all agreements and conditions in this Mortgage and the other Loan Documents on its part to be performed or complied with after the date hereof; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Mortgage and the other Loan Documents; and (v) the filing and recording fees and expenses, title insurance fees and expenses, and other similar expenses incurred in creating and perfecting the lien in favor of Mortgagee pursuant to this Mortgage and the other Loan Documents.

                (h) This Mortgage shall be governed by and construed in accordance with the laws of the State in which the Premises are located and the applicable laws of the United States of America.

            58. Management of the Mortgaged Property.

                Mortgagor shall maintain the Management Agreement for the operation of the Mortgaged Property in full force and effect and timely perform all of Mortgagor's obligations thereunder and enforce performance of all obligations of the Manager thereunder, and not permit the termination or amendment of such Management Agreement unless the prior written consent of Mortgagee is first obtained. Mortgagor will enter into and cause the Manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Mortgagee, assigning and subordinating the Manager's interest in the Mortgaged Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Mortgagee. Upon an Event of Default or upon a material default under the Management Agreement, Mortgagor at Mortgagee's request made at any time while such Event of Default continues, shall terminate the Management Agreement and replace the Manager with a Manager approved by Mortgagee.

            59. Sale of Notes and Securitization.

                Mortgagor acknowledges that Mortgagee and its successors and assigns may (i) sell this Mortgage, the Note and other Loan Documents to one or more investors as a whole loan, (ii) participate the Loan secured by this Mortgage to one or more investors, (iii) deposit this Mortgage, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sell the Loan or interest therein to investors (the transactions referred to in clauses (i) through (iv) are hereinafter each referred to as "Secondary Market Transaction"). Mortgagor shall cooperate with Mortgagee in effecting any such Secondary Market Transaction and shall cooperate to implement all requirements imposed by any Rating Agency involved in any Secondary Market Transaction. Mortgagor, however, shall not be required to modify any documents evidencing or securing the Loan which would modify (A) the interest rate payable under the Note, (B) the stated maturity of the Note, (C) the amortization of principal of the Note, (D) the non-recourse provisions of the Loan or (E) any other material economic term of the Loan. Mortgagor shall provide such information, legal opinions and documents relating to Mortgagor, Guarantor, if any, the Mortgaged Property and any tenants of the Improvements as Mortgagee may reasonably request in connection with such Secondary Market Transaction. In addition, Mortgagor shall make available to Mortgagee all information concerning its business and operations that Mortgagee may reasonably request. Mortgagee shall be permitted to share all such information with the investment banking firms, Rating Agencies, accounting firms, law firms and other third-party advisory firms involved with the Loan and the Loan Documents or the applicable Secondary Market Transaction. It is understood that the information provided by Mortgagor to Mortgagee may ultimately be incorporated into the offering documents for the Secondary Market Transaction and thus various investors may also see some or all of the information. Mortgagee and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, Mortgagor and Mortgagor indemnifies Mortgagee as to any losses, claims, damages or liabilities that arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such information or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such information or necessary in order to make the statements in such information, or in light of the circumstances under which they were made, not misleading. Mortgagee may publicize the existence of the Loan in connection with its marketing for a Secondary Market Transaction or otherwise as part of its business development.

            60. Servicer. At the option of Mortgagee, the Loan may be serviced by a servicer/trustee (the "Servicer") selected by Mortgagee and Mortgagee may delegate all or any portion of its responsibilities under this Mortgage and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "Servicing Agreement") between Mortgagee and Servicer.

            61. Letter of Credit.

                (a) As additional security for the performance by Mortgagor of its obligations under the Loan Documents, Mortgagor has delivered to Mortgagee an irrevocable, unconditional, transferable, clean sight draft letter of credit for an amount equal to $436,000 in favor of Mortgagee and entitling Mortgagee to draw thereon in New York, New York, issued by a financial institution, the long term unsecured debt rating of which is in the three highest ratings given by each of the Rating Agencies (the "Letter of Credit"). At least thirty days prior to the expiration date for the Letter of Credit then in effect, Mortgagor shall deliver an extension or replacement of the Letter of Credit for a term of a least one year from such expiration date. Any Letter of Credit delivered pursuant hereto cannot be secured in whole or in part by the Mortgaged Property.

                (b) Mortgagee shall have the right to draw upon the Letter of Credit, in whole or in part, immediately and without notice to Borrower, upon the occurrence of any one or more of the following events:

                        (i) an Event of Default occurs;

                        (ii) Mortgagor fails to deliver to Mortgagee, no less
                  than thirty (30) days prior to the expiration date of the Letter of Credit (including any renewal, extension or replacement thereof), a renewal, extension or replacement of the Letter of Credit from a financial institution, the long term unsecured debt rating of which is in the three highest ratings given by each of the Rating Agencies;

                        (iii) Mortgagee has received notice from the issuing
                  financial institution that the Letter of Credit will be terminated;

                        (iv) any action by Mortgagor or the issuing financial
                  institution which, in Mortgagee's sole discretion, may jeopardize its rights to properly draw on the Letter of Credit in whole or in part in accordance with the terms thereof; and

                        (v) Mortgagor fails to qualify for the release of the
                  Letter of Credit as provided in subparagraph (d) below within two years after the date hereof.

                (c) Proceeds of any draw upon the Letter of Credit may be applied to the payment of the Debt in any order in the Mortgagee's sole discretion. No delay by or omission of Mortgagee in exercising any right to draw on the Letter of Credit shall impair any such right, or shall be construed as a waiver of or acquiescence in, any default or event of default giving rise to such rights.

                (d) The Letter of Credit shall be released if the Debt Service Coverage Ratio for the Mortgaged Property (based on a trailing three month collections), as reasonably determined by Mortgagee, is equal to or greater than 1.25.

                                    PART II

                           STATE SPECIFIC PROVISIONS


            62. Conflicts. In the event of any inconsistencies between the terms and conditions of Part I and Part II of this Mortgage, the terms of Part II shall control and be binding.

            63. Future Remedies. Paragraph 26(a)(ii) of this Mortgage is amended by deleting the words, "judicial or nonjudicial," contained in the first line thereof.

            64. Fixture Filing. The following sentence shall be added to the end of Paragraph 28(a) of this Mortgage:

                  "This Mortgage is a fixture filing to be filed on record in the real estate records pursuant to N.J.S.A. 12A:9-402."

            65. Hazardous Substances. Paragraph 34 of this Mortgage is hereby deleted in its entirety and the following Paragraph 34 is substituted therefor:

                  "34. Hazardous Substances. (a) Mortgagor hereby represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge, after due inquiry and investigation except as disclosed in the report dated December 20, 1996, prepared by Certified Environmental Inc. (the "Phase I Report") delivered to Mortgagee in connection with the Loan: (a) the Mortgaged Property is not in direct or indirect violation of any local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Resource Conservation and Recovery Act, as amended ("RCRA"), the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, the New Jersey Industrial Site Recovery Act, as amended ("ISRA"), the New Jersey Spill Compensation and Control Act, as amended, the New Jersey Underground Storage of Hazardous Substances Act, as amended, the New Jersey Water Pollution Control Act, as amended, any state super-lien and environmental clean-up statutes and all regulations adopted in respect to the foregoing laws (collectively, "Environmental Laws"); (b) the Mortgaged Property is not subject to any private or governmental lien or judicial or administrative notice or action or inquiry, investigation or claim relating to hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls, radon, formaldehyde insulation and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans (collectively, "Hazardous Substances"); (c) no Hazardous Substances are or have been (including the period prior to Mortgagor's acquisition of the Mortgaged Property), discharged, generated, treated, disposed of or stored on, incorporated in, or removed or transported from the Mortgaged Property other than in compliance with all Environmental Laws; (d) no Hazardous Substances are present in, on or under any nearby real property which could migrate to or otherwise affect the Mortgaged Property; (e) no underground storage tanks exist on any of the Mortgaged Property; and (f) the Mortgaged Property is not located within a "freshwater wetlands" or a "transition area," each as defined by N.J.S.A. 13:9B-3, and is not subject to the terms of the New Jersey Freshwater Wetlands Protection Act, as amended, N.J.S.A. 13:9B-1 et. seq., or the rules and regulations promulgated thereunder. So long as Mortgagor owns or is in possession of the Mortgaged Property, Mortgagor (i) shall keep or cause the Mortgaged Property to be kept free from Hazardous Substances and in compliance with all Environmental Laws, (ii) shall promptly notify Mortgagee if Mortgagor shall become aware of any Hazardous Substances on or near the Mortgaged Property and/or if Mortgagor shall become aware that the Mortgaged Property is in direct or indirect violation of any Environmental Laws and/or if Mortgagor shall become aware of any condition on or near the Mortgaged Property which shall pose a threat to the health, safety or welfare of humans, and (iii) shall remove such Hazardous Substances and/or cure such violations and/or remove such threats, as applicable, as required by law (or as shall be required by Mortgagee in the case of removal which is not required by law, but in response to the opinion of a licensed hydrogeologist or licensed environmental engineer approved by Mortgagee

                  ("Mortgagee's Consultant"), promptly after Mortgagor becomes aware of same, at Mortgagor's sole expense. Notwithstanding anything to the contrary in this paragraph, the Mortgagor and the tenants under Leases may use and store immaterial amounts of Hazardous Substances at the Mortgaged Property if such use or storage is in connection with the ordinary cleaning and maintenance of the Mortgaged Property so long as such use and storage (a) does not violate any applicable Environmental Laws and (b) is not the subject of any specific recommendations in the Phase I Report. Nothing herein shall prevent Mortgagor from recovering such expenses from any other party that may be liable for such removal or cure. The obligations and liabilities of Mortgagor under this Paragraph 34 shall survive any termination, satisfaction, or assignment of this Mortgage and the exercise by Mortgagee of any of its rights or remedies hereunder, including, without limitation, the acquisition of the Mortgaged Property by foreclosure or a conveyance in lieu of foreclosure.

                        (b) Mortgagor shall not conduct or cause or permit to
                  be conducted on the Mortgaged Property any activity which constitutes an Industrial Establishment (as such term is defined in ISRA) without the prior written consent of Mortgagee. In the event that the provisions of ISRA become applicable to the Mortgaged Property subsequent to the date hereof, Mortgagor shall give prompt written notice thereof to Mortgagee and shall take immediate requisite action to insure full compliance therewith. Mortgagor shall deliver to Mortgagee copies of all correspondence, notices and submissions that it sends to or receives from the New Jersey Department of Environmental Protection in connection with such ISRA compliance. Mortgagor's obligation to comply with ISRA shall, notwithstanding its general applicability, also specifically apply to sale, transfer, closure or termination of operations associated with any foreclosure action, including, without limitation, a foreclosure action brought with respect to this Mortgage. In connection with the purchase of the Mortgaged Property, Mortgagor required that the seller of the Mortgaged Property comply with the provisions of ISRA and the Seller did comply therewith.

                        (c) The Mortgaged Property has not been and is not now
                  being used as a Major Facility (as defined in the Environmental Laws), and Mortgagor shall not use any such property as a Major Facility in the future without the prior written consent of Mortgagee. If Mortgagor ever becomes an owner or operator of a Major Facility, then Mortgagor shall furnish the New Jersey Department of Environmental Protection with all the information required by N.J.S.A. 58:10-23.11d, and shall duly file with the Director of the Division of Taxation in the New Jersey Department of the Treasury a tax report or return, and shall pay all taxes due therewith, in accordance with N.J.S.A. 58:10-23, 11b."

            66. Continuing Enforcement of Mortgage. If, after receipt of any payment of all or any part of the Debt, Mortgagee is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Mortgage and the other Loan Documents shall continue in full force and effect, and Mortgagor shall be liable for, and shall indemnify, defend and hold harmless Mortgagee with respect to the full amount so surrendered. The provisions of this Paragraph 66 shall survive the cancellation or discharge of this Mortgage and shall remain effective notwithstanding the payment of the Debt, the cancellation of the Note, the release of any security interest, lien or encumbrance securing the Debt or any other action which Mortgagee may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action by Mortgagee shall be deemed to have been conditioned upon any payment of the Debt having become final and irrevocable.

            67. Mortgagor Acknowledgment. Mortgagor acknowledges that Mortgagor has received a true copy of this Mortgage without charge.

            68. Mortgage Modification. The Mortgagor and the Mortgagee may agree to change the interest rate, due date or other terms and conditions of the Loan. If the parties agree to a change, which change is a "modification" as defined in N.J.S.A. 46:9-8.1, then this Mortgage shall be subject to the priority provisions of the law.

                IN WITNESS WHEREOF, Mortgagor has executed this instrument the day and year first above written.


                                      WASHINGTON CENTRE SHOPS, L.P.,
                                      a Delaware limited partnership

                                      By: Washington Centre Land, Inc.,
                                          a Delaware corporation, it's
                                          general partner

                                          By: /s/ Andrew B. Hascoe
                                              ------------------------
                                              Name: Andrew. B. Hascoe
                                              Title: President

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )


                BE IT REMEMBERED, that on this 6th day of November, 1997, before me, the subscriber, personally appeared Andrew Hascoe who, I am satisfied, is the person who signed the within instrument as President of Washington Centre Land, Inc.. a Delaware corporation, the general partner of Washington Centre Shops, L.P., the Delaware limited partnership named therein, and this person thereupon acknowledged that the said instrument made by said limited partnership was signed, sealed and delivered by this person as such officer and is the voluntary act and deed of the limited partnership.



                                             /s/ Linda J. Trachter
                                             ---------------------

                                                 LINDA J. TRACHTER
                                        Notary Public, State of New York
                                                  No. 81-4871568
                                          Qualified in New York County
                                       Commission Expires September 2, 1998